UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROCKWOOD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ROCKWOOD HOLDINGS, INC.
100 Overlook Center
Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2012

April 4, 2012

To our stockholders:

        On behalf of your board of directors, we are pleased to invite you to attend the 2012 annual meeting of stockholders of Rockwood Holdings, Inc. (the "Company"). The meeting will be held on Friday, May 18, 2012, at 9:00 a.m., local time, at our offices located at 100 Overlook Center, Princeton, New Jersey 08540.

        At the meeting, you will be asked to:

        (1)   Elect the two Class I directors listed herein to serve until their successors are duly elected and qualified;

        (2)   Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

        (3)   Transact any other business properly brought before the meeting.

        Stockholders of record as of the close of business on March 21, 2012 are entitled to notice of, and to vote at, the meeting. To assure your representation at the meeting, please execute and return the enclosed proxy card in the envelope provided, whether or not you plan to attend the meeting.

                      Sincerely,

                      Seifi Ghasemi
                      Chairman and Chief Executive Officer

This proxy statement is first being mailed to stockholders on or about April 4, 2012.

Table of Contents

Table of Contents

ROCKWOOD HOLDINGS, INC.
100 Overlook Center
Princeton, New Jersey 08540

PROXY STATEMENT
For the Annual Meeting of Stockholders to be Held On
May 18, 2012

GENERAL INFORMATION ABOUT ROCKWOOD'S ANNUAL MEETING

        We are providing this proxy statement in connection with the solicitation of proxies by the board of directors of Rockwood Holdings, Inc. for use at Rockwood's 2012 annual meeting of stockholders and at any adjournment of the annual meeting. You are cordially invited to attend the annual meeting, which will be held at our offices located at 100 Overlook Center, Princeton, New Jersey 08540, on Friday, May 18, 2012 at 9:00 a.m. local time. For driving directions to our offices, please call (609) 514-0300.

Stockholders Entitled to Vote

        The record date for the annual meeting is March 21, 2012. Only stockholders of record as of the close of business on that date are entitled to notice of, and to vote at, the annual meeting. As of March 21, 2012, there were 77,539,353 shares of common stock outstanding.

Required Vote

        The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted upon. Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

        Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote in the election of directors at the annual meeting. Thus, an abstention or broker non-vote will have no effect on the outcome of the vote on election of directors at the annual meeting. For the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at the annual meeting is required. In determining the results of the proposal for ratification of the appointment of Deloitte & Touche LLP, abstentions will have the same effect as a vote against the proposal.

        The vote on the proposal for the ratification of the appointment of Deloitte & Touche LLP is advisory in nature and is non-binding.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 18, 2012.

        We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. This proxy statement and our 2011 Annual Report to Stockholders are available at our website at http://www.rocksp.com/rock_english/ir/irdownld.asp. In addition, in accordance with Securities and Exchange Commission ("SEC") rules, you may access our proxy statement at https://materials.proxyvote.com/774415, which does not have "cookies" that identify visitors to the site.

BOARD RECOMMENDATIONS AND APPROVAL REQUIREMENTS

        Delaware law and Rockwood's certificate of incorporation and by-laws govern the vote on each proposal. The board of directors' recommendation is set forth together with the description of each item in this proxy statement. In summary, the board of directors' recommendations and approval requirements are:

Proposal 1.
Election of Directors

        The first item to be voted on is the election of the two Class I directors listed herein to serve until their successors are duly elected and qualified. The board of directors has nominated two people as directors, each of whom is currently serving as a director of Rockwood.

        You may find information about these nominees—Nance K. Dicciani and J. Kent Masters—beginning on page 5.

        You may vote in favor of both nominees, withhold your votes as to both nominees, or withhold your votes as to a specific nominee. Assuming a quorum is present, each share of common stock may be voted for as many nominees as there are directors to be elected. Directors will be elected by a plurality of the votes cast. Stockholders may not cumulate their votes. Abstentions and broker non-votes will have no effect on the outcome of the vote on election of directors at the annual meeting.

        The board of directors unanimously recommends a vote FOR each director nominee listed herein.

 Proposal 2.
Ratification of Appointment of Independent Registered Public Accounting Firm

        The second item to be voted on is the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for the fiscal year ending December 31, 2012.

        You may find information about this proposal beginning on page 8.

        You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum is present, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal. We believe that there can be no broker non-votes with respect to Proposal 2 because brokers should have discretion under current stock exchange rules to vote uninstructed shares on Proposal 2.

        The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

        As of the date of this proxy statement, the board of directors was not aware of any other business to be presented for a vote of the stockholders at the annual meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

PROXIES AND VOTING PROCEDURES

        Your vote is important and you are encouraged to vote your shares promptly.

How Proxies are Voted

        You may vote by completing and mailing the enclosed proxy card or by voting in person at the annual meeting. Mailed proxy cards must be received by May 17, 2012. Each proxy will be voted as directed. However, if a proxy solicited by the board of directors does not specify how it is to be voted, it will be voted as the board of directors recommends—that is, FOR the election of the two nominees for Class I director named in this proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for the fiscal year ending December 31, 2012. If any other matters are properly presented at the annual meeting for consideration, such as consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this proxy statement, we did not anticipate that any other matters would be raised at the annual meeting.

How to Revoke or Change Your Proxy

        If you submit a proxy and then wish to change your vote or vote in person at the annual meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is voted by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation of your proxy must be received before the annual meeting by the Corporate Secretary of Rockwood, Thomas J. Riordan, at Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540, or it must be delivered to the Corporate Secretary at the annual meeting before proxies are voted. You will be able to change your proxy as many times as you wish prior to its being voted at the annual meeting, and the last proxy received chronologically will supersede any prior proxies.

Method and Cost of Proxy Solicitation

        This proxy solicitation is being made on behalf of Rockwood and the expense of preparing, printing and mailing this proxy statement is being paid by us. Proxies may be solicited by officers, directors and employees of Rockwood in person, by mail, telephone, facsimile or other electronic means. We will not specifically compensate those persons for their solicitation activities. In accordance with the regulations of the SEC and the New York Stock Exchange ("NYSE"), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Stockholder Director Nominations and Proposals for the 2013 Annual Meeting

        Pursuant to Rockwood's by-laws, stockholders may present director nominations and proposals that are proper subjects for consideration at an annual meeting. Rockwood's by-laws require all stockholders who intend to nominate persons for election to the board of directors or make proposals at an annual meeting to give timely notice thereof in writing to the Corporate Secretary of Rockwood, Thomas J. Riordan, at Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540. Our by-laws require advance notice by any stockholder who proposes director nominations or any other business for consideration at a stockholders' meeting. To be timely, notice to our Corporate Secretary must be received at the above address not less than 90 days nor more than 120 days prior to the first anniversary of the date on which Rockwood first mailed its proxy materials for the previous year's annual meeting, after which point a stockholder proposal will be considered untimely. In the event that the date of the 2013 annual meeting is changed by more than 30 days from the anniversary date of the previous year's meeting, stockholder notice must be so delivered not earlier than 120 days prior to the 2013 annual meeting and not later than the close of business on the later of the 90th day prior to the 2013 annual meeting or the 10th day following the day on which public announcement of the date of the 2013 annual meeting is first made. However, if the number of directors to be elected to the board of directors of Rockwood is increased and there is no public announcement by Rockwood naming all of the nominees for director or specifying the size of the increased board of directors at least 100 calendar days prior to the anniversary of the mailing of proxy materials for the prior year's annual meeting, then a stockholder notice only with respect to nominees for any new positions created by such increase must be received by the Corporate Secretary of Rockwood not later than the close of business on the 10th calendar day following such public announcement. Please refer to our by-laws for certain other related requirements.

        If any stockholder wishes to propose a matter for consideration at our 2013 annual meeting of stockholders, the proposal should be mailed by certified mail, return receipt requested, to our Corporate Secretary at the address in the previous paragraph. To be eligible under the SEC's stockholder proposal rule (Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) for inclusion in our 2013 annual meeting proxy statement and form of proxy card, a proposal must be received by our Corporate Secretary on or before December 6, 2012.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The first agenda item to be voted on is the election of two Class I directors to serve until their successors are duly elected and qualified.

General Information

        The board of directors currently consists of seven directors, and is divided into three classes—Class I, Class II and Class III. Directors are generally elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will extend for additional periods of one and two years, as applicable. The term of office for current Class I directors expires at the 2012 annual meeting. The term of office for Class II and Class III directors will expire at the 2013 and 2014 annual meeting of stockholders, respectively.

        This full board of directors has considered and nominated this year's nominees to serve for a three-year term expiring at the 2015 annual meeting of stockholders. It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of the nominees designated below, except in cases of proxies bearing contrary instructions. We have inquired of the nominees and confirmed that they will serve if elected. If, for any reason, any nominee becomes unavailable for election and the board of directors selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the board of directors. The board of directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

        The nominees are current directors of Rockwood, and a description of the background of each is set forth below. Immediately thereafter is a description of the background of each of the existing directors whose terms of office extend beyond the annual meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position	Class
Nance K. Dicciani	64	Director	I
J. Kent Masters	51	Director	I

        Nance K. Dicciani has been a director of Rockwood since June 2008 and lead independent director since October 2009. From 2001 to her retirement in April 2008, Dr. Dicciani was the President and Chief Executive of Honeywell International Inc.'s $4.9 billion revenue specialty materials business. Prior to joining Honeywell in 2001, she was with Rohm and Haas Company, serving as Senior Vice President and Business Group Executive of chemical specialties and Director, European Region. In 2006, President George W. Bush appointed Dr. Dicciani to the President's Council of Advisors on Science and Technology. Dr. Dicciani also serves on the boards of directors of Praxair Inc. and Halliburton Co. and the board of Trustees of Villanova University. Dr. Dicciani is an Operating Partner of Advent International Corp. Dr. Dicciani earned degrees in chemical engineering, including a B.S. from Villanova University, an M.S. from the University of Virginia and a Ph.D. from the University of Pennsylvania. She also earned a M.B.A. from the Wharton School of the University of Pennsylvania.

        J. Kent Masters has been a director of Rockwood since May 2007. Mr. Masters assumed the role of Chief Executive Officer of Foster Wheeler AG, a global engineering and construction contractor and power equipment supplier, on October 1, 2011. Mr. Masters was also elected to the board of directors of Foster Wheeler AG in November 2011. Prior to joining Foster Wheeler, Mr. Masters was a member of the executive board of Linde AG, a global leader in manufacturing and sales of industrial gases, with responsibility for the Americas, Africa and the South Pacific since 2006. Prior to joining Linde AG, Mr. Masters was a member of the board of directors of BOC Group, plc, a global industrial gas company, which was acquired by Linde AG in 2006. At BOC Group, plc, he served as President, Process Gas Solutions-Americas, from 2002-2005, and as Chief Executive, Industrial and Special Products, from 2005 until 2006. Mr. Masters was the non-executive Chairman of African Oxygen Limited from 2005 until 2011. Mr. Masters has a B.Sc. degree in chemical engineering from Georgia Institute of Technology and a M.B.A. from New York University.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position	Class
Seifi Ghasemi	67	Director	II
Sheldon Erikson	70	Director	II
Brian F. Carroll	40	Director	III
Todd A. Fisher	46	Director	III
Douglas L. Maine	63	Director	III

        Seifi Ghasemi has been Chairman and Chief Executive Officer of Rockwood and our subsidiary, Rockwood Specialties Group, Inc., since November 2001. From 1997 to 2001 he was with GKN, plc, a $6.0 billion revenue per year global industrial company. He served as a director of the Main Board of GKN, plc and was Chairman and Chief Executive Officer of GKN Sinter Metals, Inc. and Hoeganes Corporation. Before that, for 18 years, Mr. Ghasemi was with BOC Group, plc, a $7.0 billion revenue per year global industrial gas company, which is now part of Linde AG. He was a director of the Main Board of BOC Group, plc, President, BOC Gases Americas and Chairman and Chief Executive Officer of BOC Process Plants, Ltd. and Cryostar. Mr. Ghasemi also serves on the board of directors of EnerSys and serves as Chairman of the Electrification Coalition, a nonpartisan, not-for-profit group of business leaders committed to reducing oil dependence through the deployment of electric vehicles on a mass scale. Mr. Ghasemi has a Masters of Science degree in Mechanical Engineering from Stanford University.

        Sheldon R. Erikson has been a director of Rockwood since November 2005. Mr. Erikson is currently a director and has been the Chairman of the Board of Cameron International Corporation, a global manufacturer, provider and servicer of petroleum equipment, since 1996 and served as President and Chief Executive Officer from 1995 to 2008. He was Chairman of the Board from 1988 to 1995, and President from 1987 to 1995, of The Western Company of North America, an international petroleum service company. He serves on the board of directors of Endeavor International Corporation, an oil and gas exploration and development company headquartered in Houston, Texas with operations in the United States and United Kingdom North Sea. He serves as Chairman of the Nominating and Governance Committee and is a member of the Compensation Committee. He also serves on the boards of directors of the National Petroleum Council, the American Petroleum Institute, the Petroleum Equipment Suppliers Association and the National Association of Manufacturers. Mr. Erikson studied at the University of Illinois and has a M.B.A. from Harvard University.

        Brian F. Carroll has been a director of Rockwood since 2000, and a member of KKR Management LLC, the general partner of KKR & Co. L.P., the parent company of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, "KKR"), since January 2006, and an executive of KKR since 1999. In addition, Mr. Carroll was an executive at KKR from 1995 to 1997, at which time he left KKR to attend business school at Stanford University. Prior to joining KKR in 1995, Mr. Carroll was with Donaldson Lufkin & Jenrette Securities Corporation. Mr. Carroll is a member of the boards of directors of Harman International Industries, Incorporated and Laureate Education, Inc. Mr. Carroll has a B.S. from the University of Pennsylvania and a M.B.A. from Stanford University.

        Todd A. Fisher has been a director of Rockwood since 2000. Mr. Fisher is currently the global Chief Administrative Officer for KKR, is a member of KKR Management LLC, the general partner of KKR & Co. L.P., and has been an executive of KKR since 1993. Prior to joining KKR, he was with Goldman, Sachs & Co. in its Corporate Finance Department. Mr. Fisher is a member of the boards of directors of Maxeda B.V. and Northgate Information Solutions plc. Previously, he was on the following boards of directors: ALEA Group Holdings AG, and Bristol West Insurance Group. Mr. Fisher has a B.A. from Brown University, a M.A. from Johns Hopkins University and a M.B.A. from The Wharton School of the University of Pennsylvania.

        Douglas L. Maine has been a director of Rockwood since August 2005. Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20 year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000, General Manager of Consumer Products Industry in 2003 and retired in 2005. Mr. Maine is also a member of the board of directors of Alliant Techsystems, Inc and Broadsoft, Inc. Mr. Maine is a Limited Partner and Senior Advisor with Brown Brothers Harriman. Mr. Maine has a B.S. from Temple University and a M.B.A. from Hofstra University.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The second agenda item to be voted on is the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for the fiscal year ending December 31, 2012.

        The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2012. We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

        Even if the appointment is ratified, the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Rockwood and our stockholders. If the appointment is not ratified by our stockholders, the audit committee will reconsider the appointment.

        A representative of Deloitte & Touche LLP is expected to attend the annual meeting and be available to respond to appropriate questions. The representative will be afforded an opportunity to make a statement if he or she desires to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS ROCKWOOD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to Rockwood will be voted in accordance with the recommendation of the board of directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

        Currently, in accordance with NYSE rules, the audit, the compensation, and the corporate governance and nominating committees are each comprised entirely of independent directors. The board of directors has determined that Nance K. Dicciani, Sheldon R. Erikson, Douglas L. Maine and J. Kent Masters are independent directors within the meaning of applicable NYSE listing standards and the applicable provisions of the Exchange Act.

        When making "independence" determinations, the board of directors broadly considers all relevant facts and circumstances as well as any other facts and considerations specified by the NYSE, our by-laws or by any rule or regulation of any other regulatory body or self-regulatory body applicable to Rockwood. When assessing the materiality of a director's relationship with Rockwood, the board of directors considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The board of directors has adopted categorical standards designed to assist them in assessing director independence. The categorical standards can be found in the Company's Corporate Governance Guidelines, which are available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section. The categorical standards set forth certain relationships between the Company and the directors and their immediate family members, or entities with which they are affiliated, that the board of directors, in its judgment, has determined to be material or immaterial in assessing director independence. The Company's Corporate Governance Guidelines and the categorical standards have been designed to align with the independence standards of the NYSE.

        The board of directors has determined that the following relationships will not be considered material relationships that would impair a director's independence:

  •
  the director beneficially owns, or is an employee or affiliate of another company or entity that beneficially owns, less than 10% of Rockwood's common stock;

  •
  the director is a current employee or an immediate family member of the director is a current executive officer of another company that makes payments to or receives payments from Rockwood for property or services in an amount which does not exceed and has not for each of the last three years exceeded the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company; and

  •
  the director serves as an executive officer, director or trustee of a tax exempt organization, and Rockwood's contributions to such tax exempt organization do not exceed and have not for each of the last three years exceeded the greater of $1,000,000 or 2% of such tax exempt organization's consolidated gross revenues.

        On an annual basis, each member of the board of directors is required to complete a questionnaire designed in part to provide information to assist the board of directors in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In addition, the directors or potential directors have an affirmative duty to disclose to our corporate governance and nominating committee relationships which may impair their independence.

        Our corporate governance and nominating committee reviews all relationships and transactions for compliance with the standards described above and makes a recommendation to the board of directors regarding the independence of the directors of the Company. For those directors identified as independent, the Company and the board of directors are aware of no relationships or transactions with the Company or management.

Meetings of the Board of Directors

        The board of directors is required to meet at least four times annually or more frequently as circumstances dictate. The board of directors met four times in 2011, either in person or by telephone. All directors are expected to participate whether in person or by telephone in all meetings of the board of directors. Each director attended 100% of all board of directors and at least 85% of all applicable committee meetings during 2011. All directors attended the 2011 annual meeting of stockholders held on May 6, 2011.

Board Role in Risk Management

        Rockwood is exposed to a number of risks, including geo-political risks, financial risks, strategic risks, operational risks, risks relating to general economic conditions and their effect on certain industries, and risks relating to regulatory and legal compliance. The board of directors oversees the company-wide risk management function of the Company with the assistance of the audit committee, the corporate governance and nominating committee, the compensation committee and a risk management committee comprised of a group of management employees from various functional groups. The senior executives manage and mitigate, to the extent possible, material risks on a day-to-day basis. The roles of each of these director and management committees are as follows:

  •
  Audit Committee—the audit committee of the board of directors is generally responsible for oversight of the system of compiling and reporting risk and the oversight of material financial risk exposures;

  •
  Corporate Governance and Nominating Committee—the corporate governance and nominating committee of the board of directors is generally responsible for the oversight of certain other material risk exposures, such as compliance risk and safety, health and environmental risk;

  •
  Compensation Committee—the compensation committee of the board of directors is responsible for the compensation policies and programs and how they relate to risk; and

  •
  Risk Management Committee—the risk management committee, which is comprised of members of the management team of the Company with backgrounds in finance, operations, legal, regulatory and safety, health and environmental compliance, is responsible for developing an ongoing enterprise risk management system to identify, collect, compile and assess significant exposures. The risk management committee reports directly to the senior executives on a regular basis about the nature of significant risks and, if possible, makes recommendations to manage and mitigate such risks. The risk management committee periodically, or as appropriate, reports material risks to the audit committee, the corporate governance and nominating committee and the board of directors.

        Each of these committees along with the senior executives is responsible for periodically reporting to the board of directors the material risks facing the Company and highlighting any new material risks that may have arisen since they last met.

Audit Committee

        Our audit committee currently consists of Nance K. Dicciani, Douglas L. Maine and J. Kent Masters. Mr. Maine is the chairperson of our audit committee. The board of directors has determined that all of the members of the audit committee are financially literate and meet the independence requirements mandated by the applicable NYSE listing standards, Section 10A(m)(3) of the Exchange Act and our independence standards and that Mr. Maine is an audit committee financial expert. Our audit committee is responsible for:

  •
  oversight of the quality and integrity of the Company's financial statements and financial disclosures;

  •
  oversight of the financial reporting process;

  •
  oversight of the independent auditors' retention/termination, qualifications and independence;

  •
  oversight of the Company's internal audit function and the risk management reporting process;

  •
  oversight of the Company's compliance with legal and regulatory requirements;

  •
  preparing reports to be included in the Company's proxy statement and reporting regularly to the board of directors; and

  •
  performing any functions required to be performed by it and as otherwise appropriate under applicable law, rules or regulations, the Company's by-laws and the resolutions or other directives of the board of directors, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

        The audit committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that all services to be performed by Deloitte & Touche LLP and its affiliates, including audit services, audit-related services and permitted non-audit services, be pre-approved by the audit committee. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy and the audit committee may pre-approve particular services on a case-by-case basis. The audit committee has delegated the authority to grant pre-approvals to Mr. Maine, the audit committee chair, when the full audit committee is unable to do so. At each subsequent audit committee meeting, the audit committee reviews these pre-approvals, receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. For 2011, the audit committee pre-approved all audit, audit-related and non-audit services performed by Deloitte & Touche LLP.

        Our audit committee is required to meet at least four times annually or more frequently as circumstances dictate. The committee met twelve times in 2011.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Audit Committee Report

        The audit committee reviews Rockwood's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on those audited consolidated financial statements in conformity with accounting principles generally accepted in the United States.

        In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements contained in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2011 with Rockwood's management and independent registered public accounting firm. The audit committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the audit committee reviewed and discussed with the independent registered public accounting firm the auditor's independence from Rockwood and its management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accounting firm, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence.

        Based on the reviews and discussions referred to above, the audit committee approved the audited consolidated financial statements and recommended to the board of directors that they be included in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the

SEC. The audit committee has also appointed Deloitte & Touche LLP as Rockwood's independent registered public accounting firm and is presenting its appointment to the stockholders for ratification.

AUDIT COMMITTEE
Douglas L. Maine, Chairperson Nance K. Dicciani J. Kent Masters

        The preceding audit committee report is provided only for the purpose of this proxy statement. This report shall not be incorporated, in whole or in part, in any other Rockwood filing under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee

        The compensation committee (the "Committee") currently consists of Nance K. Dicciani, Sheldon R. Erikson and J. Kent Masters. Mr. Erikson is the chairperson of the Committee. The Committee is comprised solely of independent directors.

        The Committee is responsible for:

  •
  establishing and reviewing our overall compensation philosophy;

  •
  reviewing compensation policies, plans and programs and how they relate to risk;

  •
  reviewing and approving the compensation and performance review of our chief executive officer and other executive officers;

  •
  reviewing and recommending to the board of directors the compensation of our directors;

  •
  reviewing and approving employment contracts and other similar arrangements between us and our chief executive officer and other executive officers;

  •
  reviewing and consulting with the chairman and chief executive officer on the selection of officers and evaluation of executive performance and other related matters;

  •
  administration of equity plans and other incentive compensation plans; and

  •
  such other matters that are specifically delegated to the Committee by the board of directors from time to time.

        The Committee may form one or more subcommittees. The Committee shall be entitled to delegate any or all of its responsibilities to any subcommittee of the Committee and each subcommittee may take such actions as may be delegated by the Committee.

        The Committee is required to meet at least two times annually, or more frequently, as circumstances dictate. The Committee met seven times in 2011.

        Our board of directors has adopted a written charter for the Committee which is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

        The Committee reviews and approves our executive compensation program on an annual basis. The Committee has authority to engage consultants in connection with compensation related matters. In 2011, the Committee retained the firm of Frederic W. Cook & Co., Inc. ("Cook & Co."), an internationally recognized human resources consultant to assist the Committee in evaluating the compensation of our directors, named executive officers and certain key employees and to assess our compensation program against other companies in our industry and related industries. In connection with its review, Cook & Co. generally evaluated the following elements of our compensation program:

  •
  current compensation program for our named executive officers including base salary, annual and long-term incentives, benefits and perquisites and stock ownership guidelines;

  •
  a competitive analysis of compensation levels for the Company's eight most senior executives including base salary, annual bonus and long-term incentives;

  •
  an assessment of share usage and overhang at Rockwood relative to the current and 3-year average levels among the peer group;

  •
  an analysis of the aggregate value of Rockwood's long-term incentive grants on an absolute basis and as a percent of market capitalization and revenue, relative to the current and 3-year average levels among the peer group;

  •
  pay for performance alignment; and

  •
  the compensation of our board of directors.

        Cook & Co. compared these elements of compensation for our named executive officers to our peer group. Cook & Co. also compiled and presented published survey data, which is used as a broader industry reference for compensation of general industrial organizations. This data reflected industry information for functionally comparable positions at organizations of similar size to Rockwood and was referenced by the Committee as general information in evaluating compensation. Specifically, Cook & Co. provided data for public companies of comparable business character and size, including companies in the chemical industry, that include Air Products and Chemicals, Inc., Albemarle Corporation, Cabot Corporation, Celanese Corporation, Cytec Industries Inc., Eastman Chemical Company, FMC Corporation, The Lubrizol Corporation, Nalco Holding Company, RPM International Inc., Sigma-Aldrich Corporation, W.R. Grace & Co. and The Valspar Corporation. In addition, Cook & Co. compared the compensation of our named executive officers to published compensation survey data for similar executive job descriptions. Finally, Cook & Co. evaluated the compensation of our non-employee directors. In 2011, Rockwood paid Cook & Co. $90,402 for assessing the amount and form of compensation for our non-employee directors, named executive officers and certain other key executives.

        The Committee sets the primary components of compensation for our chairman and chief executive officer based on our overall compensation philosophy and following consultation with Cook & Co. For compensation decisions related to our other named executive officers and key employees, our chairman and chief executive officer makes recommendations to the Committee which, in consultation with Cook & Co., ultimately determines such compensation.

Risk Analysis of Performance-Based Compensation Plans

        The vast majority of compensation provided to our named executive officers and key employees is performance-based. Our compensation programs encourage our named executive officers and key employees to remain focused on both short- and long-term financial measures. For example, in the past certain of our performance-based restricted stock unit awards vest based upon growth in our three-year annualized earnings per share and earnings before interest, taxes, depreciation and amortization and certain other adjustments ("Adjusted EBITDA"), as more fully described under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Definition of Adjusted EBITDA", of Rockwood's Form 10-K for the fiscal year ending December 31, 2011, while more recent performance-based restricted stock unit awards vest based on total stockholder return. In addition, the nature of stock option, market stock unit and restricted stock unit awards generally encourage our named executive officers and key employees to focus on sustained stock price appreciation. Similarly, in certain years under the 2009 Rockwood Holdings, Inc. Short-Term Incentive Plan ("Short-Term Incentive Plan"), the targets measure our financial performance against annual budget targets for Adjusted EBITDA and working capital and focus primarily on short-term financial measures. Accordingly, we believe the mix of compensation is such that it does not encourage excessive risk taking. Rockwood also has stock ownership guidelines that require long-term equity ownership by senior executives and "claw-back" provisions related to our annual cash incentive and our December 2010 and 2011 long-term incentive grant that discourage excessive risk taking.

Compensation Committee Report

        The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

COMPENSATION COMMITTEE
Sheldon R. Erikson, Chairperson Nance K. Dicciani J. Kent Masters

Compensation Committee Interlocks and Insider Participation

        The compensation levels of our executive officers are currently determined by the Committee as described in this proxy statement. None of our executive officers currently serves or has served as a director or member of the Committee, or other committee serving an equivalent function, of any entity of which an executive officer currently serves or is expected to serve as a director or a member of the Committee.

Corporate Governance and Nominating Committee

        Our corporate governance and nominating committee currently consists of Nance K. Dicciani, Sheldon R. Erikson, and Douglas L. Maine. Dr. Dicciani is the chairperson. The corporate governance and nominating committee is comprised solely of independent directors.

        The corporate governance and nominating committee is responsible for:

  •
  developing corporate governance guidelines;

  •
  developing and recommending criteria for selecting new directors;

  •
  overseeing the evaluation of the board of directors and individual board members;

  •
  reviewing and evaluating succession plans, including screening and recommending to the board of directors individuals qualified to become executive officers;

  •
  overseeing and approving the management continuity planning process;

  •
  overseeing certain material risk exposures, such as compliance and safety, health and environmental risk; and

  •
  handling such other matters that are specifically delegated to the corporate governance and nominating committee by the board of directors from time to time.

        In nominating candidates to serve as directors, the board of directors' objective, with the assistance of the corporate governance and nominating committee, is to select individuals whose particular experience, qualifications, attributes and skills can be of assistance to management in operating our business and enable the board of directors to satisfy its oversight responsibility effectively. In identifying prospective director candidates, the corporate governance and nominating committee may seek referrals from other members of the board of directors, management, stockholders and other sources. When evaluating the recommendations of the corporate governance and nominating committee, the board of directors considers, among other things, whether individual directors possess the following personal characteristics: high ethical standards, integrity, accountability, informed judgment, financial literacy, mature confidence and high performance standards. The board of directors believes that, as a whole, it should possess all of the following core competencies, with each candidate contributing knowledge, experience and skills in at least one domain: accounting and finance, business judgment, management, industry knowledge, leadership, international business experience and strategic vision. In addition, although the board of directors does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the corporate governance and nominating committee carefully considers, are the benefits to the Company of national origin, gender, race, global business experience and cultural diversity in board composition.

        When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the board of directors focused primarily on the information discussed in each of the board members' biographical information set forth on pages 5 to 7. In addition, the corporate governance and nominating committee considered the following characteristics about each director:

  •
  Seifi Ghasemi—Mr. Ghasemi's extensive business and strategic experience as a Chairman and CEO of Rockwood and other industrial companies, serving on the board of directors of another public corporation and strong technical and financial background leads the Company to conclude that he should continue to serve as a director of Rockwood;

  •
  Sheldon R. Erikson—Mr. Erikson's long-term experience as a Chairman and CEO of industrial companies leads the Company to conclude that he should continue to serve as a director of Rockwood;

  •
  Brian F. Carroll—Mr. Carroll's experience overseeing KKR investments, serving as a member of the board of directors of other public companies, serving on the Rockwood board of directors since 2000 and strong capital markets experience leads the Company to conclude that he should continue to serve as a director of Rockwood;

  •
  Todd A. Fisher—Mr. Fisher's experience overseeing KKR investments, serving as a member of other public boards of directors, serving on the Rockwood board of directors since 2000 and strong mergers and acquisition and capital markets experience leads the Company to conclude that he should continue to serve as a director of Rockwood;

  •
  Douglas L. Maine—Mr. Maine's extensive financial background, management experience with a large global company, and serving as a director of two other public companies leads the Company to conclude that he should continue to serve as a director of Rockwood;

  •
  Nance K. Dicciani—Dr. Dicciani's experience as chief executive of specialty chemicals and materials businesses of large global public chemical companies and strong technical background leads the Company to conclude that she should be re-elected as a director of Rockwood; and

  •
  J. Kent Masters—Mr. Masters' experience in strategic and operational leadership roles for global industrial companies leads the Company to conclude that he should be re-elected as a director of Rockwood.

        For a description of the procedures for stockholders to submit proposals regarding director nominations, see "Director Candidate Recommendations by Stockholders" below.

        Our corporate governance and nominating committee is required to meet at least two times annually or more frequently as circumstances dictate. Our corporate governance and nominating committee met four times in 2011.

        Our board of directors has adopted a written charter for the corporate governance and nominating committee which is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Board Structure

        The board of directors has reviewed the board leadership structure of Rockwood and determined that the combined role of Chairman and Chief Executive Officer is appropriate in light of, among other things, the market capitalization and size of the Company. Mr. Ghasemi's leadership abilities, as exemplified by his ability to transform the Company, and his other accomplishments since joining Rockwood makes him qualified to fill both positions. Our Corporate Governance Guidelines require the independent directors of the board of directors to elect a lead independent director when the roles of Chairman and Chief Executive Officer are combined. Such lead independent director will be elected annually by plurality vote of the independent directors at the meeting of the board of directors immediately following the annual meeting of stockholders. Although elected for a term of one year, the lead director is generally expected to serve for more than one year. Generally, no independent director may serve as a lead director for more than five consecutive years. The lead independent director is responsible for:

  •
  presiding at all non-management executive sessions;

  •
  presiding over all meetings of the board of directors at which the Chairman is not present;

  •
  communicating to the CEO, together with the Chairperson of the Compensation Committee, the results of the board of director's evaluation of the CEO's performance;

  •
  collaborating with the CEO on the agenda for meetings of the board of directors and the need for special meetings;

  •
  serving as a liaison for stockholders who request direct communication with the board of directors; and

  •
  recommending, with committee chairpersons, to the board of directors the retention of consultants and advisors.

Our independent directors elected Nance K. Dicciani to serve as lead independent director and she has been serving since October 2009.

Presiding Director of Non-Management Executive Sessions

        As described above, the board of directors has determined that at each executive session of non-management members of the board of directors, the lead independent director will preside at such session, and in the absence of the lead independent director, the non-management members in attendance will determine which member will preside at such session.

Corporate Governance Guidelines

        The board of directors has adopted Corporate Governance Guidelines which set forth the board of directors' core principles of corporate governance and categorical standards of independence and are designed to promote its effective functioning and assist the board of directors in fulfilling its responsibilities. The board of directors will review and amend these guidelines from time to time as it deems necessary and appropriate. The Corporate Governance Guidelines are available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Codes of Business Conduct and Ethics

        We are committed to conducting business in accordance with the highest ethical standards and all applicable laws, rules and regulations. We have adopted a Code of Business Conduct and Ethics that applies to our employees, executive officers and directors and provide training on such Code of Business Conduct and Ethics and other compliance issues. In addition, we have adopted a Code of Ethics for Executive Officers and Financial Officers that applies to our executive officers and our financial officers. In accordance with, and to the extent required by, the rules and regulations of the SEC, we intend to post on our website at www.rocksp.com waivers or implicit waivers (as such terms are defined in Item 5.05 of Form 8-K of the Exchange Act) and amendments to the Code of Business Conduct and Ethics and the Code of Ethics for Executive Officers and Financial Officers that apply to any of our executive officers, including our chairman and chief executive officer, senior vice president and chief financial officer, senior vice president, law & administration and vice president—corporate finance and principal accounting officer or other persons performing similar functions. Both codes are available on our website at www.rocksp.com in the "Investor Relations—Codes of Conduct" section, and upon written request by our stockholders at no cost.

Director Candidate Recommendations by Stockholders

        The corporate governance and nominating committee has adopted policies and procedures for director candidate recommendations by stockholders. The corporate governance and nominating committee will consider candidates recommended by stockholders in the same manner as candidates recommended to, or identified by, the corporate governance and nominating committee through other sources. Acceptance of a recommendation does not imply, however, that the committee will nominate the recommended candidate.

        Each recommendation should be accompanied by certain information relating to the stockholder making such recommendation, including, among other things, the full name and address of the stockholder and beneficial owner and information about the stock ownership and intentions of the recommending stockholder regarding the solicitation of proxies, as well as information concerning the recommended candidate, including the name, address and relevant qualifications of the recommended candidate, as well as a description of arrangements with respect to the nomination, if any, involving or affecting the recommending stockholder or beneficial owner and/or their respective affiliates. A stockholder who wishes to recommend a candidate for election to the board of directors should complete and submit a director recommendation form (which is attached as an exhibit to the policies and procedures for director candidate recommendations by stockholders) and submit it to the corporate governance and nominating committee:

By mail:

Stockholder Director Recommendation
Corporate Governance and Nominating Committee
c/o: Senior Vice President, Law & Administration, and Secretary
Rockwood Holdings, Inc.
100 Overlook Center
Princeton, NJ 08540

By fax:	(609) 514-8722

        Stockholders who are recommending candidates for nomination in connection with the next annual meeting of stockholders should submit their completed director recommendation forms not less than ninety (90) days nor more than one hundred and twenty (120) days prior to (A) the anniversary of the mailing of proxy materials for the prior year's annual meeting of stockholders ("Anniversary Date"); or (B) the date of the annual meeting if such date is changed by more than thirty (30) days from the Anniversary Date. However, where the number of directors to be elected to the board of directors of the Company at an annual meeting is increased and there is no public announcement by the Company at least one hundred (100) days prior to the Anniversary Date, then the Director Recommendation Form shall be considered timely with respect to nominees for new positions if received by the Secretary of the Company within ten (10) calendar days following the Company's public announcement of such increase.

        A copy of these policies and procedures is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Stockholder and Interested Party Communications with the Board of Directors

        The corporate governance and nominating committee has adopted procedures for stockholders and other interested parties to communicate with Rockwood's board of directors. Stockholders and other interested parties may communicate with (i) the board of directors as a whole, (ii) the independent directors as a group, (iii) the lead independent director or other independent director, (iv) any other individual member of the board of directors or (v) any committee of the board of directors by submitting their communications to the appropriate person or group:

By mail:	Communication to the Board of Directors [Name of Appropriate Person or Group] c/o: Senior Vice President, Law & Administration Rockwood Holdings, Inc. 100 Overlook Center Princeton, NJ 08540
By fax:	(609) 514-8722

        All appropriate stockholder and interested party communications received by the senior vice president, law & administration, will be forwarded to the appropriate person or group. Inappropriate communications include those not related to the duties or responsibilities of the board of directors. In addition, the receipt of any accounting, internal controls or audit-related complaints or concerns will be forwarded to the audit committee.

        A copy of these procedures is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

AUDIT AND RELATED FEES

        The following table summarizes aggregate fees billed or expected to be billed by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2011 and 2010, with the following notes explaining the services underlying the table captions:

	2011	2010
	(millions)
Audit fees(1)	$7.2	$7.0
Audit related fees(2)	$0.4	$0.1
Tax fees(3)	$1.3	$0.6

Total	$8.9	$7.7

(1)
Includes fees for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, audits required by federal regulatory bodies, audits of certain joint ventures, review of the consolidated financial statements included in our Form 10-Qs, various services in connection with our other SEC filings, comfort letters and foreign subsidiary statutory audits.

(2)
Includes fees for services related to due diligence reviews of potential and consummated mergers, acquisitions and dispositions.

(3)
Includes fees for services related to tax compliance, including preparation of U.S. and foreign tax returns, responses to tax authorities and assistance on tax appeals and audits; tax planning and advice, including potential and completed restructuring of existing organizations and advice related to tax structuring for mergers, acquisitions and divestitures.

        For additional information, please see "Audit Committee" beginning on page 10.

EXECUTIVE OFFICERS

        In addition to Seifi Ghasemi, Rockwood's chairman and chief executive officer, whose biography is included on page 6, Rockwood also has the following executive officers who are not directors.

        Robert J. Zatta (62) has been Senior Vice President and Chief Financial Officer of Rockwood and our subsidiary, Rockwood Specialties Group, Inc., since April 2001. Prior to joining Rockwood, he spent twelve years with the Campbell Soup Company, where he held several significant financial management positions, including his final position as Vice President responsible for Corporate Development and Strategic Planning. Prior to joining Campbell Soup Company in 1990, he worked for General Foods Corporation and Thomas J. Lipton, Inc. Mr. Zatta has a B.S. in Business Administration and a M.B.A. in Finance.

        Thomas J. Riordan (62) has been Senior Vice President, Law & Administration of Rockwood and Rockwood Specialties Group, Inc. since 2000. Prior to that, he was Vice President, Law & Administration of Laporte Inc. since 1992 and joined Laporte in 1989. Mr. Riordan worked for UOP from 1975 to 1989 where he held various positions, most recently Chief Litigation Counsel. Mr. Riordan has a B.A. in Liberal Arts, a M.B.A. and a J.D. He is also admitted to the Illinois Bar, has a New Jersey Limited In-House Counsel License, is a member of the American Bar Association and has taken part in the Wharton/Laporte Business Program.

DIRECTOR COMPENSATION

        During 2011, we compensated our non-employee directors as follows:

Position	Annual Compensation: Non-Employee Directors
Board Member
Cash(1)	$65,000
Equity	$80,000 ($20,000 in value at grant date per quarter)
Audit Committee Chairperson	$25,000
Audit Committee Member	$10,000
Compensation Committee Chairperson	$12,500
Compensation Committee Member	$5,000
Corporate Governance and Nominating Committee Chairperson	$10,000
Corporate Governance and Nominating Committee Member	$5,000
Lead Independent Director(2)	—

(1)
We also reimburse our directors for travel, education and other expenses incurred in connection with service on the board of directors.

(2)
The lead independent director does not receive additional compensation for serving in such capacity.

        In 2010, the Committee retained Cook & Co. to assist the Committee in evaluating the compensation of our non-employee directors against a similar peer group utilized in Cook & Co.'s study of our executive compensation program, which is described below under "Executive Compensation—Compensation Discussion and Analysis." Cook & Co.'s evaluation found that our non-employee director cash compensation is below the median in our peer group and equity compensation equates with the peer median. Accordingly, effective January 1, 2011, the Committee increased the cash compensation to our non-employee directors to $65,000 per year based upon a recommendation from Cook & Co. The Committee believes that this revised mix of cash-based and equity-based non-employee director compensation best serves Rockwood because it aligns the interests of our non-employee directors with the interests of our stockholders and allows us to be competitive in a tight market for the services of qualified non-employee directors. In addition, the Committee, with assistance from Cook & Co., established our stock ownership guidelines for our independent directors. According to these guidelines, each independent director is required to own at least four times the annual cash compensation paid to such director by the Company. For the purposes of compliance with the guidelines, the value of the common stock owned is based upon an average of the last three months of the previous fiscal year's month-end closing stock prices determined in January of each year. Each independent director is currently in compliance with these guidelines.

Individual Non-Employee Director Compensation for 2011

        The following table provides summary information concerning compensation paid to each of our non-employee directors for services rendered to us during the year ended December 31, 2011. Our chief executive officer is not separately compensated for his service on the board of directors.

Director Compensation for 2011

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Total ($)
Brian F. Carroll	$65,000	(1)	$79,925	(6)	$144,925
Nance K. Dicciani	$90,000	(2)	$79,925	(6)	$169,925
Sheldon R. Erikson	$82,500	(3)	$79,925	(6)	$162,425
Todd A. Fisher	$65,000	(1)	$79,925	(6)	$144,925
Douglas L. Maine	$95,000	(4)	$79,925	(6)	$174,925
J. Kent Masters	$80,000	(5)	$79,925	(6)	$159,925

(1)
Represents $65,000 annual retainer for service on the board of directors.

(2)
Represents (a) $65,000 annual retainer for service on the board of directors, (b) $10,000 annual retainer for service as a member of the audit committee, (c) $5,000 annual retainer for service as a member of the compensation committee and (d) $10,000 annual retainer for service as chairperson of the corporate governance and nominating committee.

(3)
Represents (a) $65,000 annual retainer for service on the board of directors, (b) $12,500 annual retainer for service as chairperson of the compensation committee and (c) $5,000 annual retainer for service as a member of the corporate governance and nominating committee.

(4)
Represents (a) $65,000 annual retainer for service on the board of directors, (b) $25,000 annual retainer for service as chairperson of the audit committee and (c) $5,000 annual retainer for service as a member of the corporate governance and nominating committee.

(5)
Represents (a) $65,000 annual retainer for service on the board of directors, (b) $10,000 annual retainer for service as a member of the audit committee and (c) $5,000 annual retainer for service as a member of the compensation committee.

(6)
Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718") of quarterly grants of a fixed value of $20,000 (rounding down to the nearest whole share) in shares on the date of grant (as opposed to a fixed number of shares) of our common stock to each of our non-employee directors. The closing prices of our common stock on the grant dates were $44.98 on March 16, 2011; $47.28 on June 10, 2011; $45.18 on September 9, 2011 and $43.54 on December 2, 2011. The aggregate number of shares awarded to each of our non-employee directors during the year ending on December 31, 2011 was 1,768 shares of our common stock. See "Note 13—Stock-Based Compensation" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for further information and discussion on valuation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary

        This executive summary highlights key information from this Compensation Discussion and Analysis section. Please carefully review the more detailed disclosure below in order to gain a better understanding of our executive compensation program. Our named executive officers are Seifi Ghasemi, our chairman and chief executive officer, Robert J. Zatta, our senior vice president and chief financial officer, and Thomas J. Riordan, our senior vice president, law & administration and secretary.

  2011 Financial Highlights

  •
  Net sales increased 15.0% and our Adjusted EBITDA from continuing operations increased 36.0% in 2011 as compared to 2010;

  •
  Overall Adjusted EBITDA margins from continuing operations improved significantly from 19.9% in 2010 to 23.5% in 2011;

  •
  Our diluted earnings per share from continuing operations for 2011 was $3.64, up 29.1%, from $2.82 per share in 2010;

  •
  We generated significant cash flow, repaid approximately $454.3 million in term loans and significantly reduced our cost of capital;

  •
  Our one, three and five year total shareholder returns were at 0.64%, 264.54% and 55.86%, respectively as compared to the one, three and five year returns of -4.31%, 94.21% and 38.61%, respectively for the Dow Jones U.S. Chemicals Index, and 6.15%, 103.52%, and 51.94%, respectively for the S&P Supercomposite Specialty Chemicals Index; and

  •
  The S&P 500 had returns of -0.003%, 39.23% and -11.33% and the Dow Jones Industrial Average had returns of 5.53%, 39.21% and -1.97%, over the one, three and five year comparable periods, respectively.

  Compensation Overview

  •
  At our 2011 Annual Meeting of Stockholders, more than 98% of the votes cast approved the compensation of our named executive officers as described in our proxy statement for such meeting.

  •
  Our compensation program is designed to attract, motivate and retain highly qualified and talented professionals by providing compensation that is competitive with comparable employers and that aligns management's incentives with the interests of our stockholders.

  •
  To achieve these objectives, our senior management compensation is comprised of three main components: fixed annual cash compensation through salaries; variable annual cash compensation through incentives tied to our short-term financial performance (primarily measured by Adjusted EBITDA and relative net working capital) and long-term equity compensation tied to share price appreciation, absolute and relative shareholder return and continued employment.

  •
  The Committee has structured our compensation program such that a very substantial portion of our named executive officers' total compensation is based upon the concept of pay for performance and is thus directly tied to our short-term and long-term performance.

  •
  In addition, the Committee has adopted several positive pay practices, such as stock ownership guidelines, compensation recovery claw-backs, restrictions on hedging, and in 2010, eliminated tax gross-ups on all benefits except for those related to change in control provisions granted in 2001 under grandfathered agreements with our named executive officers. The Committee does not intend to award tax gross-ups in the future.

  •
  In 2011, the Committee again retained Cook & Co. to assist the Committee in evaluating the total compensation of our named executive officers and to benchmark the compensation of our named executive officers and other key executives against those at other companies in our industry and related industries.

  •
  The Committee sets the compensation for our named executive officers and targets base salaries at the median, except for our chairman and chief executive officer, and total compensation (base salaries, variable cash incentives at target and equity awards at target) in the range of the 75th percentile of total compensation for our peer group and related industries.

  2011 and 2012 Compensation Overview

  •
  In 2010, our chairman and chief executive officer agreed to a 15.3% decrease in his base salary effective April 1, 2010. Our other named executive officers were not awarded increases in their base salaries in 2009, 2010, or 2011 and will not receive any increase in their base salaries in 2012.

  •
  In lieu of an increase in base salaries, in 2011, the target annual cash incentives for our named executive officers, excluding our chairman and chief executive officer, were modestly increased to reinforce the concept of pay for performance and further shift the weight of compensation towards at-risk compensation. The 2012 target annual cash incentive for our named executive officers will not be increased and will remain the same as 2011.

  •
  Our financial performance in 2011 resulted in annual cash incentives to our named executive officers above their targeted amounts based upon significantly exceeding our budgeted Adjusted EBITDA. In 2011, the Committee instituted a cap of 300% of target for the annual cash incentive program.

  •
  In 2010, the Committee further shifted the total compensation of our named executive officers toward the concept of pay for performance by moving away from the use of time-based stock options and time-based restricted stock units. By using performance-based restricted stock units and market stock units, we believe that our long-term compensation approach aligns the interests of both senior management and stockholders by tying equity compensation solely to our stock performance.

  •
  In 2011, the Committee, with the assistance of Cook & Co., evaluated our equity award structure and retained the prior year's structure for our long-term incentive program. The 2012 equity award program consists of solely performance-based market stock units, which vest based upon the performance of our common stock over a three-year period, and performance-based restricted stock units, which vest based upon our total stockholder return as compared to the group of chemical companies comprising the Dow Jones U.S. Chemicals Index over a three-year period. The ultimate value of these awards is impacted by changes in the price of our common stock and thus ties long-term compensation directly to changes in stockholder value. The grant date value of the awards to our named executive officers for 2012 were identical to the amounts awarded for 2011.

  General Philosophy and Objectives

        We compensate our senior management in a manner designed to be competitive with our peer group and comparable companies in related industries and to align management's incentives with the interests of our stockholders. The objectives of our executive compensation program are:

  •
  to attract and retain highly qualified and talented professionals;

  •
  to motivate our senior management to drive our short-and long-term financial performance;

  •
  to align the interests of our senior management with the interests of our stockholders; and

  •
  to support our business goals and our vision of creating a dynamic company that delivers value and growth to our stockholders.

To achieve these objectives, compensation for our senior management is allocated between base salary, short-term compensation tied to short-term performance measures and long-term compensation tied to long-term performance of our common stock. The Committee generally targets total compensation for our named executive officers to fall within the range of the 75th percentile of total compensation for our peer group and comparable companies in related industries.

  Compensation Review

        In order to ensure that our senior management's compensation is competitive within our industry, the Committee reviews and approves our executive compensation program on an annual basis. In 2011, the Committee retained Cook & Co. to assist in evaluating the compensation of our executive officers and certain key employees and to assess our compensation program against other companies in our industry and related industries. In connection with its review, Cook & Co. evaluated the following elements of our executive compensation program:

  •
  total compensation and each of the three components: base salary, annual cash incentives and targets and long-term equity-based incentives and targets;

  •
  total pay mix (base salary vs. annual cash incentives vs. long-term equity-based incentives);

  •
  pay and performance relationship;

  •
  executive benefits and perquisites; and

  •
  stock ownership guidelines.

        Cook & Co. compared these components of compensation for our named executive officers to our peer group. In addition, Cook & Co. compiled and presented published survey data, which is used as a broader industry reference for compensation by general industry. These data reflected industry information for functionally comparable positions at organizations of similar size to Rockwood and was referenced by the Committee as general information in evaluating our named executive officers' compensation.

        Specifically, in 2011, to assist the Committee's review, Cook & Co. provided data from a peer group of thirteen companies that was designed to reflect the compensation practices for public companies of comparable business character and size, including companies in the chemicals industry. The peer group generally consists of specialty chemicals and materials companies with characteristics at the time of evaluation including:

  •
  revenue ranging from approximately $2.4 billion to $9.8 billion for the most recently reported four quarters;

  •
  net income ranging from approximately $146 million to $1.2 billion for the most recently reported four quarters;

  •
  total assets ranging from approximately $3.1 billion to $14.45 billion;

  •
  market capitalization ranging from approximately $1.6 billion to $16.3 billion, as of September 30, 2011; and

  •
  total employees ranging from approximately 3,900 to 18,300.

        The companies used in this chemical industry peer group are: Air Products and Chemicals, Inc., Albemarle Corporation, Cabot Corporation, Celanese Corporation, Cytec Industries Inc., Eastman Chemical Company, FMC Corporation, The Lubrizol Corporation, Nalco Holding Company, RPM International Inc., Sigma-Aldrich Corporation, The Valspar Corporation and W.R. Grace & Co. In addition, as a supplemental reference, Cook & Co. compared the compensation of our named executive officers to published compensation survey data for similar executive job descriptions at general industrial organizations of comparable size.

        Based upon the compensation review, Cook & Co. advised the Committee:

  •
  base salaries are generally at the median of the peer group and the survey data, with the exception of the chairman and chief executive officer who is above the 75th percentile of the peer group and slightly below the 75th percentile of the survey data;

  •
  target annual cash incentive percentages are above the 75th percentile of the peer group and survey data;

  •
  long-term incentives are slightly below the median of the peer group and well below the median of the survey data; and

  •
  total direct compensation in the aggregate is at or slightly below the 75th percentile of the peer group and survey data.

        Cook & Co. also summarized the pay and performance relationship for our named executive officers by comparing total cash compensation (salary and annual cash incentives) and total direct compensation (total cash compensation and long-term equity-based incentives) to various performance measures, such as total stockholder return, revenue growth, EBITDA growth, and return on invested capital, over one-year and three-year periods. The Committee evaluated and considered these data in setting the compensation for our named executive officers.

        In 2011, Cook & Co. compiled and the Committee reviewed tally sheets that detail all of the elements of our named executive officers' compensation at target and actual levels for 2009 and 2010. The tally sheets include base salary, annual cash incentives, the value of long-term equity awards, including grant date fair value as well as unrealized gains, and other benefits and the amounts payable upon various termination scenarios, including a change in control. The tally sheets are used as a means along with the peer group and related industry data to evaluate total direct compensation and benefits for our named executive officers. Based upon its review, the Committee made no changes in the amounts of the primary components of compensation for our executive officers for 2012.

  Say-on-Pay and Say-on-Frequency Results

        A substantial majority of our stockholders (approximately 98% of the votes cast by stockholders) approved the compensation of our named executives officers described in our proxy statement in 2011. The Committee considered the highly positive result of the advisory, non-binding "say-on-pay" vote in connection with the discharge of its duties, including determining executive compensation for 2011 and 2012. Our management also engaged in teleconference discussions with several investors in both fiscal years 2011 and 2010 to inquire about and understand our stockholders' opinions and obtain their feedback on our executive compensation programs and the Company's performance. The generally positive investor feedback was shared with both the Committee and board of directors. Despite the overwhelming support, the Committee, as in 2011, has decided not to increase the base salaries or annual cash incentive targets and cap the annual cash incentive opportunity for our named executive officers at three times their target award for 2012. The Committee decided that the say-on-pay vote did not require further changes to our named executive officer compensation program.

        In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2011 Annual Meeting of Stockholders in which a majority of the votes cast voted for "say-on-pay" proposals to occur every three years, our board of directors decided that the Company will hold, in accordance with the vote, a triennial advisory vote on the compensation of named executive officers. Accordingly, we currently expect to hold the next "say-on-pay" vote at the Company's 2014 Annual Meeting of Stockholders. We currently expect to hold our next stockholder vote on frequency at the Company's 2017 Annual Meeting of Stockholders.

  Compensation Mix For 2011 and 2012

        The Committee sets the three primary components of compensation for our chairman and chief executive officer based on our overall compensation philosophy and following consultation with Cook & Co. The Committee also advises the board of directors of its deliberations on our named executive officers' compensation, including equity-based incentive awards, and considers any input from the board of directors. For compensation decisions related to our other named executive officers, our chairman and chief executive officer makes recommendations to the Committee, which ultimately determines such compensation in consultation with Cook & Co. The Committee believes that a substantial portion of our named executive officers' total compensation should be variable and tied to performance measures that correlate with stockholder value.

        The following charts provide summary information concerning the 2011 and 2012 total compensation mix of our named executive officers at target performance levels:

Chairman and Chief Executive Officer

Senior Vice President and Chief Financial Officer	Senior Vice President, Law & Administration and Secretary

As the above charts illustrate, more than 80% of the total target direct compensation of our chairman and chief executive officer is variable at-risk compensation and more than 70% of the total target direct compensation of our other named executive officers is variable at-risk compensation. We believe our pay mix, which has a substantial emphasis on pay for performance, contributed to shareholder approval of our named executive officer compensation by greater than 98% of the votes cast in such proposal in 2011.

  2011 Financial and Operating Performance

        Rockwood achieved excellent financial results and accomplished important strategic objectives in 2011. Our results reflect the focus and efforts of our named executive officers and key employees and their ability to manage the Company during a year of economic uncertainty and a fragile global economy. Our named executive officers executed our business plan and strategic objectives for 2011 based upon expectations for the economy which included growing revenue and earnings per share, reducing debt and increasing cash flow and margins. Below are highlights of our 2011 financial performance:

  •
  Our net sales increased 15.0% to $3.67 billion and our Adjusted EBITDA from continuing operations increased 36.0% to $862.8 million;

  •
  We generated significant free cash flow, cash flow from operating activities of $449.0 million, and net income of $451.9 million;

  •
  We repaid in total approximately $454.3 million in term loans;

  •
  We improved our Adjusted EBITDA margins from continuing operations from 19.9% to 23.5%; and

  •
  Our diluted earnings per share from continuing operations was $3.64, up 29.1%, from $2.82 per share in 2010.

In addition, Rockwood achieved several other significant strategic objectives, including:

  •
  The sale of substantially all of the assets of our Specialty Compounds segment, which enabled us to repay $408.9 million of term loans, refinance our senior secured credit facility at lower interest margins in early 2011 and reduce our cost of capital;

  •
  Announced capital investments to fund expected future growth in:

  •
  a new plant in the U.S. for our Surface Treatment business in our Specialty Chemicals segment;

  •
  a new state-of-the-art iron oxide pigment plant in the U.S. for our Color Pigments business in our Performance Additives segment; and

  •
  a new lithium carbonate plant in Chile for our Fine Chemicals business in our Specialty Chemicals segment;

  •
  Continued global promotion of the electrification of vehicles in support of our lithium business; and

  •
  In 2012, we used cash on hand and our new $350.0 million tranche of term loan A under our existing senior secured credit facility to redeem all of our outstanding senior subordinated notes, which will ultimately further reduce our cost of capital.

  Pay for Performance

        At our 2011 Annual Meeting of Stockholders, more than 98% of the votes cast approved of the compensation program for our named executive officers. We believe that the highly favorable result confirms the overall design of our compensation program is consistent with the concept of pay for performance. For example, a substantial part of compensation is variable, at-risk compensation tied to our financial performance. In addition to the above financial and operational results, we achieved solid total shareholder return ("TSR") on a one-, three- and five-year basis, as set forth below:

  •
  One-Year TSR—Although we believe our common stock was negatively impacted by the European sovereign debt crisis in the later-half of 2011, we achieved a one-year TSR of 0.64%. The S&P 500 and DJIA had returns of -0.003% and 5.53%, respectively and the Dow Jones U.S. Chemicals Index and S&P Supercomposite Specialty Chemicals Index had returns of -4.31% and 6.15%, respectively.

  •
  Three-Year TSR—We achieved a three-year TSR of 264.54% for 2009-2011 or 53.96% on an annual basis. The S&P 500 and the DJIA had three year returns of 39.23% and 39.21%, respectively and the Dow Jones U.S. Chemicals Index and S&P Supercomposite Specialty Chemicals Index had returns of 94.21% and 103.52%, respectively.

  •
  Five-Year TSR—We achieved a five-year TSR of 55.86% for 2007-2011 or 9.27% on an annual basis. The S&P 500 and the DJIA had five year returns of -11.33% and -1.97%, respectively and the Dow Jones U.S. Chemicals Index and S&P Supercomposite Specialty Chemicals Index had returns of 38.61% and 51.94%, respectively.

The following graphs reflect the one-, three- and five-year performance of our common stock in 2011 in relation to the indicated indices:

One-Year TSR

Three-Year TSR

Five-Year TSR

(1)
Dow Jones Industrial Index

(2)
S&P 500 Index

(3)
Dow Jones U.S. Chemicals Index

(4)
S&P Supercomposite Specialty Chemicals Index

(5)
Rockwood Holdings, Inc.

        In early 2012, at the request of the Committee, Cook & Co. evaluated the alignment of executive compensation, in particular, the compensation of our chairman and chief executive officer, to our performance based upon the following three quantitative measures: relative degree of pay alignment, multiple of median pay and absolute pay-TSR alignment. Cook & Co. analyzed our chairman and chief executive officer's compensation and our performance compared to the 24 companies listed below. Cook & Co. selected these companies because they had the same Global Industry Classification Standard (GICS) code as Rockwood and revenue in the range of one-half to two times that of our revenue. The companies included in this analysis are:

Eastman Chemical Company	Cytec Industries Inc.
Celanese Corporation	Chemtura Corporation
Ecolab Inc.	PolyOne Corporation
Ashland Inc.	The Scotts Miracle-Gro Company
CF Industries Holdings, Inc.	International Flavors & Fragrances, Inc.
Airgas, Inc.	Albemarle Corporation
The Valspar Corporation	Sigma-Aldrich Corporation
Westlake Chemical Corporation	Ferro Corporation
RPM International Inc.	NewMarket Corporation
FMC Corporation	Solutia Inc.
Georgia Gulf Corporation	Olin Corporation
Cabot Corporation	Kronos Worldwide, Inc.

This comparison group included some of the same companies that are included in the peer group used for the benchmarking of the compensation of our named executive officers discussed above; however, Cook & Co. elected to select for purposes of their evaluation a group based upon criteria that are frequently used by outside proxy advisory firms to evaluate peer performance. Using these companies, Cook & Co. performed the following analyses:

  •
  relative degree of pay alignment, which assesses the degree of alignment between the company's CEO pay and a weighted average of the company's one-and three-year TSR, with one-year TSR weighted at 40% and three-year TSR weighted at 60%;

  •
  multiple of median pay, which assesses a company's CEO pay as compared to the median of the sample group; and

  •
  absolute pay-TSR alignment, which compares the trend of a company's indexed TSR over a five-year period to CEO compensation.

Based upon these analyses by Cook & Co., the Committee evaluated the pay for performance related to our chairman and chief executive officer and determined that the compensation of our chairman and chief executive officer is appropriately aligned with our performance.

        In addition, Cook & Co. evaluated our compensation program to see whether it includes features that are generally viewed as poor pay practices, including:

  •
  Excessive perquisites;

  •
  Abnormally large bonus payouts without justifiable performance linkage;

  •
  Excessive severance and change in control provisions;

  •
  Dividends or dividend equivalents on unvested performance shares; and

  •
  Re-pricing or replacing of underwater stock options.

Based on Cook & Co.'s analysis, the Committee determined that our compensation program did not include any such features.

        The leadership and vision of Mr. Ghasemi and our other named executive officers significantly contributed to accomplishing these operating, financial and strategic performance achievements in 2011. Our named executive officers continue to be instrumental in promoting our culture of customer focus, organic growth, commitment to excellence and continual productivity improvements. Furthermore, our named executive officers are expected to continue to make similar contributions to Rockwood in the future. Accordingly, the Committee believes that the levels, ranges and mix for total compensation for 2011 and 2012 are appropriate and are consistent with our stated philosophy for our named executive officers, and in particular, our chairman and chief executive officer, and are appropriately aligned with our performance.

  Base Salaries

        Base salaries are set at levels designed to be competitive in the labor markets in which we compete for talented senior executives, using a target of the median of our peer group and survey data. The Committee annually reviews the performance of our executive officers, including our chairman and chief executive officer, based on quantitative and qualitative criteria as well as comparisons to the peer group and survey data references discussed above and establishes appropriate increases or decreases, if any, in base salaries. Our chairman and chief executive officer participates in the evaluation of our senior management and makes recommendations to the Committee regarding changes in the base salaries of our other named executive officers and other key executives. Any changes in base salaries typically commence in April of a given year. Factors considered in determining base salary (including any increases or decreases) include responsibility, experience, our financial performance and the qualitative performance of the named executive officer, such as leadership in completing strategic or other business objectives, and the survey data regarding our peers and related industries.

        Our chairman and chief executive officer's base salary is greater than that of our other named executive officers due to a number of factors, including his substantial experience in managing industrial companies, his strategic expertise, his past performance and his significant role and responsibilities at Rockwood. In early 2010, the salary of our chairman and chief executive officer was decreased from $1,300,000 to $1,100,000 and was not increased for 2011 or 2012. Our other named executive officers were not awarded increases in their base salaries in 2009, 2010, 2011 or 2012.

        See "Executive Compensation—Summary Compensation Table" for further information on base salaries paid to our named executive officers.

  Annual Cash Incentives

        Annual cash incentives are awarded under the Short-Term Incentive Plan, which was originally adopted in April 2009, and are designed to provide our named executive officers with the opportunity to achieve cash incentive awards based on predetermined quantitative financial performance criteria. Our incentive payments under the Short-Term Incentive Plan are typically made in the first quarter following the year of performance after our audited financial statements for such year are completed. The Committee has authority to use negative discretion in administering the Short-Term Incentive Plan.

        The Committee sets the performance criteria based on our consolidated annual budgets at budgeted exchange rates that are approved by the board of directors. At the end of the performance period, the Committee evaluates our results, including the impact of acquisitions and divestitures, converted to budgeted exchange rates, as compared to the performance criteria. Cash incentives under the Short-Term Incentive Plan have typically represented a larger component of total compensation for our named executive officers than for similarly situated executives in our peer group. The Committee believes that the weighting of annual cash incentives in our compensation mix is appropriate and in line with our philosophy given that cash payments under the Short-Term Incentive Plan are tied directly to financial performance which ultimately correlates to stockholder value.

        The annual cash incentives are substantially based upon Adjusted EBITDA performance, because it is an important financial measure for us and is a basis for specified covenants under our senior secured credit agreement and other debt agreements. In addition, we believe that Adjusted EBITDA is the appropriate financial measure to assess our operating performance because it excludes items that have been deemed by management and the board of directors to have little or no bearing on the evaluation of our day-to-day operating performance and is therefore helpful in highlighting trends in our overall business.

  2011 Annual Cash Incentives

        For 2011, the Committee determined the performance criteria for awards under the Short-Term Incentive Plan to our named executive officers would be predominately based upon Adjusted EBITDA. The annual cash incentives for our named executive officers, however, would be decreased by ten percent if our net working capital as a percent of sales increased above 19.0%. The Short-Term Incentive Plan provides for a range of potential awards to participants, including our named executive officers, both above and below their target incentive amounts based on actual results at budgeted exchange rates as compared to targeted performance. Generally, no incentive is awarded unless actual results for the applicable year are at least 90% of the targeted performance or exceed the prior year's performance, whichever is higher. In addition, for 2011, the Committee adopted a cap on payments under the Short-Term Incentive Plan of three times the named executive officers' target award. For 2011, the target incentive percentage of base salary for our chairman and chief executive officer remained at 200% and, in lieu of salary increases, the Committee increased the target bonus of our senior vice president and chief financial officer and senior vice president, law & administration to 115% of each of their respective base salaries.

        The table below sets forth details for the 2011 annual cash incentives based on varying levels of achievement of the performance criteria, prior to any adjustment relating to net working capital, as described above:

Actual Adjusted EBITDA vs. Targeted Adjusted EBITDA	Percent of Targeted Award
Less than 90% of targeted Adjusted EBITDA	0%
90% of targeted Adjusted EBITDA	50%
95% of targeted Adjusted EBITDA	75%
100% of targeted Adjusted EBITDA	100%
110% of targeted Adjusted EBITDA	200%
120% of targeted Adjusted EBITDA or greater	300%

The incentive award is interpolated for results between 90% and 120% of the targeted levels of Adjusted EBITDA.

        The Committee reviewed and approved the cash incentive awards under the Short-Term Incentive Plan for our chairman and chief executive officer and our other named executive officers for 2011. The performance-based target for our named executive officers for purposes of determining cash incentives for 2011 was Adjusted EBITDA from continuing operations of $761.9 million (at a constant exchange rate of $1.00=€1.45 and $1.00=£2.00). For 2011, our actual Adjusted EBITDA from continuing operations was $862.8 million and at constant exchange rates was $893.7 million. Specifically, each of our named executive officers was awarded 272.9% of his targeted incentive amount. There was no reduction in the cash incentive awards related to net working capital, as net working capital was below the target set by the Committee of 19.0% of sales. Because Rockwood's financial performance significantly exceeded target levels for 2011, the cash incentives awarded to the named executive officers under the Short-Term Incentive Plan are well above their target levels.

        See the "Summary Compensation Table" for further information about the annual cash incentive awards and see "—Other Policies—Claw-Back—Annual Cash Incentive" for a summary of incentive "claw-backs" related to financial restatements.

  2012 Annual Cash Incentives

        For 2012, the Committee determined that it would not modify the structure utilized for the 2011 annual cash incentives. The table below sets forth details for the 2012 annual cash incentive based on varying levels of achievement of the performance criteria:

Actual Adjusted EBITDA vs. Targeted Adjusted EBITDA	Percent of Targeted Award
Less than 90% of targeted Adjusted EBITDA	0%
90% of targeted Adjusted EBITDA	50%
95% of targeted Adjusted EBITDA	75%
100% of targeted Adjusted EBITDA	100%
110% of targeted Adjusted EBITDA	200%
120% of targeted Adjusted EBITDA or greater	300%

The incentive award is interpolated for results between 90% and 120% of the targeted levels of Adjusted EBITDA. The performance-based target for our named executive officers for 2012 is Adjusted EBITDA of $1,033.4 million (at a constant exchange rate of $1.00=€1.45 and $1.00=£2.00). As in 2011, the annual cash incentive payment for our named executive officers, however, will be decreased by ten percent if our net working capital as a percent of sales increases above 19.0%.

  Long-Term Equity Compensation

        Long-term compensation is equity-based and over the years has been provided through stock options, restricted stock units and market stock units granted under our 2009 Rockwood Holdings, Inc. Stock Incentive Plan ("Stock Incentive Plan"), which was originally adopted in April 2009. Ownership of equity interests by our named executive officers is a fundamental part of our compensation philosophy and furthers the goal of aligning management's interests with the interests of stockholders in value creation. In addition, our long-term equity compensation is designed to reward sustained financial performance and provide our executive officers and key employees with a retention incentive, which in turn, contributes to stability in key leadership roles. Over the years, the Committee has utilized the following types of awards pursuant to our Stock Incentive Plan:

  •
  Time-Based Stock Options—The stock options are designed to reward continued service and to reward stock price appreciation, further aligning management's and stockholders' interests;

  •
  Performance-Based Restricted Stock Units—The performance-based restricted stock units are designed primarily to reward increasing Adjusted EBITDA, earnings per share or total stockholder return, and to a lesser extent, continued service with Rockwood;

  •
  Time-Based Restricted Stock Units—The time-based restricted stock units are designed primarily to reward continued service with Rockwood and, to a lesser extent, financial performance if Rockwood's stock price appreciates; and

  •
  Performance-Based Market Stock Units—The performance-based market stock units are a type of restricted stock unit that are designed primarily to reward contributions in increasing stockholder return, and to a lesser extent, continued service with Rockwood.

        Upon vesting, each restricted stock unit and market stock unit represents the right to receive one share of our common stock, and each stock option represents the right to purchase one share of our common stock at a pre-determined exercise price based upon the fair market value of our stock on the grant date, which aligns the interests of management with the interests of stockholders in stock price appreciation and value creation. In the future, the Committee may use a combination of these or other types of equity awards. Dividends (if any are declared and paid) are not awarded with respect to unvested restricted stock units or unexercised stock options.

        In December 2010 and 2011, the Committee did not grant stock option awards or time-based restricted stock units and instead granted performance-based restricted and market stock units, which not only tie compensation more closely to changes in stockholder value because the vesting of the award is based upon stockholder return, but in addition, allows the Committee to utilize fewer shares. As a result, the Committee believes the long-term equity compensation program is entirely based upon the concept of pay for performance. We believe that this equity-based pay for performance philosophy coupled with our stock ownership guidelines aligns the interests of senior management with stockholders by tying compensation to our financial performance and stockholder return over the three-year incentive period, while also simultaneously providing incentives designed to attract and retain highly qualified senior managers.

  Equity Grants in 2011 and Previous Years

        The Committee has adopted an annual program of awarding equity grants in order to tie a significant portion of an executive's compensation to our long-term performance to further align management's interests with those of our stockholders. The table below sets forth the nature of these recent equity awards:

Grant Date	Performance Period	Performance Measure	Types of Awards	Vesting/ Service Period
December 2008	Fiscal 2009	Adjusted EBITDA and earnings per share	Performance-based restricted stock units, time-based restricted stock units and time-based stock options	Fiscal 2009- 2011
December 2009	Fiscal 2010	Adjusted EBITDA and earnings per share	Performance-based restricted stock units, time-based restricted stock units and time-based stock options	Fiscal 2010- 2012
December 2010	Fiscal 2011-2013	Relative and Absolute Stock Performance	Performance-based restricted stock units and performance-based market stock units	Fiscal 2011- 2013
December 2011	Fiscal 2012-2014	Relative and Absolute Stock Performance	Performance-based restricted stock units and performance-based market stock units	Fiscal 2012- 2014

  Burn Rate

        In determining the aggregate number of equity awards to grant in a particular year, the Committee considers, among other things, quantitative factors such as share usage, burn rate and the compensation cost associated with the awards. For example, the burn rate, which is the aggregate award to all employees at target achievement without regard to cancellations divided by the shares of common stock outstanding, was:

Grant Date	Burn Rate
December 2008	2.53%
December 2009	0.97%
December 2010	0.35%
December 2011	0.34%

        The aggregate grant date fair value of the equity awards granted to all employees in December 2011 was approximately $11.0 million, of which approximately $3.5 million was attributable to equity awards granted to our named executive officers.

  Outstanding Performance Awards

        No performance-based restricted stock unit awards were eligible for vesting based upon the financial results for 2011. However, on December 31, 2011, our chairman and chief executive officer, our senior vice president and chief financial officer and our senior vice president law & administration vested in 63,850, 10,425 and 9,066 performance-based restricted stock units, respectively. The performance criteria for these grants were met at the end of fiscal 2009, but there was an additional two-year service period which was fulfilled on December 31, 2011.

        Please see "Employment and Other Agreements" and "Outstanding Equity Awards at 2011 Fiscal Year-End" for additional information regarding the awards granted to our named executive officers in previous years.

  2012 Equity Compensation Program

        In late 2011, the Committee, with the assistance of Cook & Co., evaluated our long-term equity incentive program and determined that it was prudent to continue to utilize award targets that measure absolute and relative stockholder return. Accordingly, for the 2012 equity program, the Committee again utilized performance-based market stock units, which vest based upon absolute performance of our common stock, and performance-based restricted stock units, which vest based upon relative performance of our common stock to a pre-determined index.

        The aggregate value of the equity awards granted in December 2011 to each recipient was set by the Committee based upon individual valuations recommended by Cook & Co. The aggregate target value for the award for Mr. Ghasemi was $2.8 million and was $660,000 for each of Messrs. Zatta and Riordan, which fell below the median range of the peer group and survey data but took into account the executives' above median target cash compensation. The value of the awards granted to Messrs. Ghasemi, Zatta and Riordan in December 2011 was split nearly equally on a value basis between performance-based market stock units and performance-based restricted stock units, with the number of units awarded calculated based upon the 20-trading-day average closing price of our common stock prior to the date of grant. The Committee determined that the size and nature of the award was appropriate in light of our goal to retain executives, drive financial performance and align management's interests with the interests of stockholders in creating value. The following table summarizes the allocation of awards for our named executive officers:

		Type of Award
Named Executive Officer	Target Award	Performance-Based Restricted Stock Units (% of Total Award)	Performance-Based Market Stock Units (% of Total Award)
Chairman and Chief Executive Officer	$2,800,000	50%	50%
Senior Vice President and Chief Financial Officer	$660,000	50%	50%
Senior Vice President, Law & Administration	$660,000	50%	50%

In addition, the Committee included a claw-back provision in the December 2011 grant, whereby participant awards may be reduced or recouped in certain situations. See "—Other Policies—Claw-Back—Stock Incentive Plan."

        Performance-Based Restricted Stock Units.    The number of performance-based restricted stock units awarded in December 2011 represents a targeted number of shares to be received upon vesting. The number of shares which vest, if any, is determined based upon the Company's TSR (using the average closing stock price per share of the common stock of the Company for the 60 trading days prior to the beginning and end of the period) from January 1, 2012 through December 31, 2014 as compared to the TSR for companies that comprise the Dow Jones U.S. Chemicals Index. No restricted stock units are earned if the Company's rank relative to such companies is less than the 25th percentile. The maximum number of restricted stock units that may vest upon the achievement of such performance measure is up to one and a half times the target amount of the restricted stock units granted. The performance-based restricted stock unit award is interpolated for results between performance targets. Vesting of performance-based restricted stock units earned, if any, generally occurs upon Committee review following the end of the performance period, subject to continued service on January 1, 2015, based upon the below table.

Performance of Rockwood TSR relative to the TSR of the components of Dow Jones U.S. Chemicals Index	% of Vesting
Less than 25th percentile	0%
25th percentile	25%
50th percentile	100%
Greater than or equal to 75th percentile	150%

        In connection with this award in December 2011, Mr. Ghasemi was awarded a target award of 28,505 performance-based restricted stock units and Messrs. Zatta and Riordan were each awarded a target award of 6,719 performance-based restricted stock units.

        Performance-Based Market Stock Units.    The number of performance-based market stock units awarded in December 2011 represents a number of shares to be received upon vesting. The number of stock units which vest, if any, is determined based upon the product of (a) the Company's stock price multiplier, which is the percentage change in the price of the Company's common stock over the period January 1, 2012 through December 31, 2014, and (b) the target amount of shares. The stock price multiplier is the quotient of the average closing stock price for the 60 trading days prior to December 31, 2014 divided by the average closing stock price for the 60 days prior to January 1, 2012. No market stock units are earned if the Company's stock price at the end of the award period is less than 50% of the Company's stock price at the beginning of the award period. The maximum number of market stock units that may vest upon the achievement of such performance measures is up to one and a half times the target amount of the market stock units granted. The performance-based market stock unit award is interpolated for results between performance targets. Vesting of performance-based market stock units earned, if any, generally occurs upon Committee review following the end of the performance period, subject to continued service on January 1, 2015, based upon the below table.

Company Stock Price Multiplier	% of Vesting
Less than 50%	0%
50%	50%
100%	100%
Greater than or equal to 150%	150%

        In December 2011, Mr. Ghasemi was awarded a target award of 26,605 performance-based market stock units and Messrs. Zatta and Riordan were each awarded a target award of 6,271 performance-based market stock units.

        Total Equity Awards to Named Executive Officers in 2011.    The following table summarizes the equity awards at targeted levels to our named executive officers in December 2011:

	Type of Award
Named Executive Officer	Performance-Based Restricted Stock Units (# of Units at Target)	Performance-Based Market Stock Units (# of Units at Target)
Chairman and Chief Executive Officer	28,505	26,605
Senior Vice President and Chief Financial Officer	6,719	6,271
Senior Vice President—Law and Administration	6,719	6,271

        The Committee believes our long-term equity compensation program is entirely based upon the concept of pay for performance. In addition, the Committee and board of directors believe that these equity awards strike an appropriate balance by rewarding our named executive officers primarily for creating stockholder value and to a lesser extent for their continued service and dedication to Rockwood. We believe that this approach best aligns the interests of our named executive officers with those of our stockholders, and is consistent with current trends in executive compensation as measured by our peer group and survey data. We therefore intend to continue to make annual equity compensation grants to our named executive officers and other key employees and may further modify the structure to adapt to changing economic conditions and market practices.

  Equity Ownership of our Named Executive Officers

        In accordance with current guidelines for stock ownership by our named executive officers, Mr. Ghasemi is required to own stock valued at an amount equal to at least six times his base salary, and Messrs. Zatta and Riordan are required to own stock valued at an amount equal to at least three times their respective base salaries. In evaluating stock ownership under these guidelines, the Committee includes shares actually owned by such named executive officer and excludes stock options, time-based restricted stock units, performance-based restricted stock units and market stock units that are earned but not vested. Further, the Committee has adopted a retention ratio whereby each named executive officer is required to hold 50% of all shares received, net of taxes and exercise price, if any, upon the exercise of stock options or vesting of restricted stock units until such named executive officer has satisfied the ownership guidelines. For the purposes of compliance with these guidelines, the value of the common stock owned is based upon an average of the month-end closing stock prices for the last three months of the previous fiscal year, and is tested in January each year. As of the March 21, 2012 record date:

  •
  Mr. Ghasemi owned 514,671 shares of our common stock;

  •
  Mr. Zatta owned 70,390 shares of our common stock; and

  •
  Mr. Riordan owned 60,067 shares of our common stock.

All named executive officers' share ownership exceeds the amount required by these guidelines.

  Equity Grants and Procedures

        All grants since 2007 have been made pursuant to a policy of the Committee under which the Committee has established a pre-determined schedule for option and other equity grants during certain periods that correspond to "window periods" under our securities trading policy. These window periods begin at the opening of business on the second trading day on the New York Stock Exchange after the day we make a public news release of our quarterly earnings for the prior fiscal quarter, and close on the earlier of (a) 45 calendar days thereafter or (b) 75 calendar days after the end of the prior fiscal quarter. The date of grant for any equity awards will generally be the last business day of such window period. The exercise price of any stock option must equal the fair market value of our common stock on the date of grant, which is currently determined by the closing price of our common stock on the New York Stock Exchange on the grant date.

        For stock option grants to newly-hired employees, the Committee may authorize any such stock option grants at its next meeting following the date of such employee's hiring. In no event is a stock option granted prior to the date a newly-hired employee commences employment with Rockwood. Stock options will not be granted to any recipient if, at the time the grant would be made, the recipient, or any member of the Committee, or any senior executive officer to whom option granting authority has been granted, is in possession of material non-public information about Rockwood.

  Hedging Policy

        The Company has a policy that prohibits employees and directors from engaging in any transaction in which they may profit from short-term trading or short positions in the value of our common stock. This prohibition includes writing options, arbitrage trading or day trading.

  Executive Benefits and Perquisites

        We offer our named executive officers and other key employees selected perquisites and general health and welfare benefits. Our perquisites and other benefits include an automobile allowance and life insurance. We provide these benefits as an additional incentive for our named executive officers to remain competitive in the general marketplace for executive talent. Commencing in 2010, Rockwood no longer reimburses our named executive officers for tax gross-ups on life insurance and Company autos or auto allowances. The Committee does not intend to award tax gross-ups in the future.

  Retirement Plans

        Our named executive officers participate in the following retirement plans, which are the same plans offered to all other Company employees located in the United States:

  •
  a defined contribution 401(k) plan, in which we match 50% of an employee's contribution up to a maximum Company contribution of 3% of compensation;

  •
  as part of our 401(k) plan, we annually contribute to each employee's account a discretionary profit-sharing amount (which is the same for all participating employees) between 0%-4% of such employee's base salary and annual cash incentive; and

  •
  also as part of our 401(k) plan, we currently contribute to each employee's account a non-discretionary 3% of such employee's annual base salary and annual cash incentive.

In each of the above cases, such contributions are subject to the Internal Revenue Service's ("IRS") annual contribution limit.

        We also offer our senior vice president and chief financial officer and our senior vice president, law & administration participation in a supplemental savings plan in which a participant can defer up to 20% of his annual cash compensation (base salary and annual cash incentive) and in which we match 50% of such participant's contribution up to a maximum contribution of 3% of such employee's annual cash compensation. In addition, amounts above IRS contribution limits in respect of our 401(k) plan are also contributed for our named executive officers, except for our chairman and chief executive officer, to the supplemental savings plan. The participant balances in the supplemental savings plan earn interest on a quarterly basis at the prime rate in effect at the beginning of each quarter and are only distributed on a termination event with no enhancement of benefits under any such event. We also make monthly payments to our chairman and chief executive officer in the amount of $53,000 as a supplemental pension benefit in lieu of contributions into a non-qualified supplemental pension pursuant to the terms of his employment agreement which is based upon similar benefits he was entitled to receive from his previous employer. For additional information, please see "Employment and Other Agreements", "Potential Payments upon Termination or Change in Control" and "Non-Qualified Deferred Compensation for 2011."

  Health and Welfare Benefits and Perquisites

        Our named executive officers are also entitled to participate in our health and welfare programs. For our named executive officers, in addition to the plans offered to all employees, we provide an executive medical plan, which pays for annual expenses not covered by our standard health plans up to $10,000 per participant, per plan (for each of medical, dental, vision, prescription and over-the-counter drugs), per year. The named executive officers also participate in company-wide life insurance plans, with Rockwood providing an additional life insurance policy for our chairman and chief executive officer. In addition, we provide an auto allowance or Company automobile to our named executive officers.

  Severance Payments

        We believe it is important to provide reasonable severance benefits to our named executive officers both to remain competitive within our industry and in acknowledgement that it may be difficult for these executive officers to find comparable positions in a short amount of time. Each named executive officer is entitled to a severance payment in the event that he is terminated by us without "cause" or if he terminates employment with Rockwood for "good reason," as defined in the respective employment agreements of our named executive officers. Each of our named executive officers is also entitled to a severance payment in the event that he is terminated following a change in control. In addition, certain awards under our Stock Incentive Plan accelerate upon a change in control. However, under the terms of the employment agreements with such officers, the amounts payable to such named executive officers are not payable solely in the event of a change in control.

        We believe our arrangements are reasonable in light of the fact that cash severance is limited to two years for Mr. Ghasemi and a maximum of two years for Mr. Zatta and Mr. Riordan. Further, there is no increase in severance payments unless such named executive officers are terminated within two years following a change in control of Rockwood. For additional information, please see "Employment and Other Agreements" and "Potential Payments upon Termination or Change in Control."

  Other Policies—Claw-Back

  Annual Cash Incentives

        The Committee determined that the employment agreements for our named executive officers should include "claw-back" provisions related to our annual cash incentive payments. Under such employment agreements, if Rockwood is required to restate its financial statements and the board of directors in good faith determines that such restatement is due to the intentional misconduct of one or more of our named executive officers, such named executive officers will be required to reimburse Rockwood, net of taxes, for the excess of the annual cash incentive paid to such executive officer for the year(s) of restatement over the payment such executive officer would have received if annual cash incentive payments had been calculated using Rockwood's restated financial results.

  Stock Incentive Plan

        In December 2011, the Committee again included a claw-back provision as part of the award agreements under the Stock Incentive Plan whereby participants' awards may be recouped or reduced in specified situations based upon a policy to be adopted by the Committee after final rules related to executive claw-backs have been adopted by the SEC under the Dodd-Frank Act. In addition, under the awards granted in December 2011, the Committee may recoup awards for a participants' failure to follow our Code of Ethics for Executive Officers and Financial Officers and Code of Business Conduct and Ethics (both codes are available on our website at www.rocksp.com in the "Investor Relations—Codes of Conduct" section).

  Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally allows publicly-traded companies to take tax deductions for particular qualifying performance-based compensation. Section 162(m) disallows a deduction to the extent that particular non-performance-based compensation over $1 million is paid to the chief executive officer or any of the three other most highly compensated executive officers other than the chief financial officer. Rockwood believes that our Short-Term Incentive Plan and our Stock Incentive Plan, each of which was approved by our stockholders at the 2009 Annual Stockholders Meeting, satisfies the requirements for exemption under Internal Revenue Code Section 162(m) as a performance-based plan. To maintain flexibility in compensating executive officers in a manner consistent with its goals, the Committee has not adopted a policy that all compensation must be deductible. However, this was one of the factors considered in reducing Mr. Ghasemi's base salary in 2010. In making its compensation decisions, the Committee will continue to consider the impact of Section 162(m).

Summary Compensation Table

        The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services rendered to us during the fiscal years 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
Seifi Ghasemi	2011	$1,100,000	$2,360,704	—	$6,005,672	—	$725,065	(5)	$10,191,441
Chairman and Chief	2010	$1,150,000	$3,024,994	—	$8,274,469	—	$708,868		$13,158,331
Executive Officer	2009	$1,300,000	$1,502,732	$1,724,731	$921,556	—	$732,583		$6,181,602
Robert J. Zatta,	2011	$473,800	$556,442	—	$1,487,414	—	$279,411	(6)	$2,797,067
Senior Vice President	2010	$473,800	$713,035	—	$1,960,222	—	$96,121		$3,243,178
and Chief Financial	2009	$473,800	$378,019	$281,612	$223,914	—	$93,441		$1,450,786
Officer
Thomas J. Riordan,	2011	$412,000	$556,442	—	$1,293,403	—	$246,292	(7)	$2,508,137
Senior Vice President,	2010	$412,000	$713,035	—	$1,704,541	—	$111,226		$2,940,802
Law & Administration	2009	$412,000	$328,714	$244,875	$194,708	—	$111,603		$1,291,900
and Secretary

(1)
Represents the aggregate grant date fair value of stock awards granted in the specified fiscal years computed in accordance with FASB ASC Topic 718. All amounts are in respect of performance-based awards, except for the time-based restricted stock unit awards in 2009 for Messrs. Zatta and Riordan in the amount of $132,653 and $115,358, respectively. Assuming certain performance targets are met or exceeded, the number of performance-based restricted stock units and/or market stock units, if applicable, granted in the specified fiscal year could result in a maximum of 200%, or double, the amount in the table, for 2009 and 150%, or one and a half times, the amount shown in the table for the 2010 and 2011 grants. Assumptions used in determining the FASB ASC Topic 718 values can be found in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2011 in footnote 13, "Stock-Based Compensation—Restricted Stock." Please see "Compensation Discussion and Analysis—Long-Term Equity Compensation" for additional information on these restricted stock units, including vesting requirements.

(2)
Represents the aggregate grant date fair value of stock option awards granted in the specified fiscal year computed in accordance with FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2011 in footnote 13, "Stock-Based Compensation—Stock Options." Please see "Compensation Discussion and Analysis—Long-Term Equity Compensation" for additional information on these options, including vesting requirements.

(3)
Represents annual cash incentives earned under our Short-Term Incentive Plan.

(4)
There was no above market interest earned on non-qualified deferred compensation.

(5)
Reflects the following:

•
$636,000 (paid in monthly payments of $53,000), in lieu of contributions into a non-qualified supplemental pension pursuant to the terms of Mr. Ghasemi's employment agreement;

•
Auto allowance of $38,812;

  •
  Basic and executive medical premiums of $750 and company-paid medical claims of $10,723;

  •
  Company-provided life insurance with premiums of $14,280; and

  •
  Company contributions into a 401(k) plan of (x) $7,350, (y) $7,350 as a 3% non-discretionary contribution, and (z) $9,800 as a profit-sharing contribution.

(6)
Reflects the following:

•
Auto allowance of $28,054;

•
Basic and executive medical premiums of $750 and company-paid medical claims of $7,205;

•
Company contributions into a 401(k) plan of (x) $7,350, (y) $7,350 as a 3% non-discretionary contribution, and (z) $9,800 as a profit-sharing contribution; and

•
Company contributions into non-qualified plans of $218,903.

(7)
Reflects the following:

•
Auto allowance of $29,088;

•
Basic and executive medical premiums of $750 and company-paid medical claims of $4,800;

•
Company contributions into a 401(k) plan of (x) $7,350, (y) $7,350 as a 3% non-discretionary contribution, and (z) $9,800 as a profit-sharing contribution; and

•
Company contributions into non-qualified plans of $187,154.

Grants of Plan-Based Awards in 2011

        The following table provides supplemental information relating to grants of plan-based awards in 2011.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(3)	Maximum (#)
Seifi Ghasemi			$1,100,000	$2,200,000	$6,600,000
	12/2/2011	12/2/2011				7,126	28,505	42,757	$1,166,140
	12/2/2011	12/2/2011				13,302	26,605	39,908	$1,194,564
Robert J. Zatta			$272,435	$544,870	$1,634,610
	12/2/2011	12/2/2011				1,679	6,719	10,078	$274,874
	12/2/2011	12/2/2011				3,135	6,271	9,406	$281,568
Thomas J. Riordan			$236,900	$473,800	$1,421,400
	12/2/2011	12/2/2011				1,679	6,719	10,078	$274,874
	12/2/2011	12/2/2011				3,135	6,271	9,406	$281,568

(1)
Represents the potential payments to our named executive officers based on a range of 2011 performance under the Short-Term Incentive Plan. For additional information relating to our annual cash incentives, please see "Compensation Discussion and Analysis—Annual Cash Incentives."

(2)
Represents the minimum amount payable at a level of performance triggering payment under this grant. No payouts are awarded for performance below such levels.

(3)
In December 2011, Rockwood awarded 28,505 performance-based restricted stock units to Mr. Ghasemi, 6,719 performance-based restricted stock units to each of Messrs. Zatta and

  Riordan, 26,605 performance-based market stock units to Mr. Ghasemi and 6,271 performance-based market stock units to each of Messrs. Zatta and Riordan. For additional information relating to our performance-based restricted stock units and market stock units, please see "Compensation Discussion and Analysis—Long-Term Equity Compensation—2012 Equity Compensation Program—Performance-Based Restricted Stock Units", "Compensation Discussion and Analysis—Long-Term Equity Compensation—2012 Equity Compensation Program—Performance-Based Market Stock Units" and "Potential Payments upon Termination or Change in Control."

(4)
Represents the grant date fair value for the performance-based restricted stock unit award and the performance-based market stock unit award computed in accordance with FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2011 in footnote 13, "Stock-Based Compensation—Restricted Stock."

Employment and Other Agreements

  Agreements with Seifi Ghasemi

        We entered into an employment agreement, originally dated as of September 28, 2001, as amended and restated on November 13, 2008, and as further amended as of October 28, 2010, with Mr. Ghasemi pursuant to which he is serving as our chairman and chief executive officer. This agreement automatically renews for successive one-year periods, unless either party gives 60 days advance written notice not to renew the term of the agreement prior to any such extension date, and otherwise terminates in August 2020. Either party may terminate the agreement at any time; however, Mr. Ghasemi must give at least 180 days advance written notice to terminate his employment (other than in connection with his notice not to renew the terms of the employment agreement described above).

        The employment agreement provides Mr. Ghasemi with an annual base salary of $1,100,000 effective April 1, 2010, and a target annual cash incentive award equal to 200% of his base salary (subject to our achievement of specified performance-based targets), both of which may be increased in the discretion of our board of directors. Pursuant to the employment agreement, the amount of supplemental pension benefit payments (in lieu of contributions into a non-qualified supplemental pension) to Mr. Ghasemi was increased effective as of April 1, 2010 from $50,000 to $53,000 per month. The employment agreement also provides Mr. Ghasemi with a company automobile or auto allowance and entitles Mr. Ghasemi to participate in our health, welfare and retirement programs.

        In his original employment agreement with us, Mr. Ghasemi agreed to purchase a certain number of shares of our common stock, and in connection therewith, received: (1) a grant of 68,452 time-based restricted stock units (payable in shares of our common stock) which vested in equal quarterly installments over a three-year period and (2) a grant of time-based stock options to purchase a certain number of shares of our common stock which vested over a five-year period. Except in the event of a sale of shares of our common stock by affiliates of KKR giving rise to tag-along or drag-along rights under Mr. Ghasemi's amended and restated sale participation agreement with KKR, the shares of common stock underlying those vested restricted stock units are issuable upon the later of (1) the date such shares can be sold in the public market without restrictions on transfer and (2) the termination of Mr. Ghasemi's employment. Pursuant to the agreement governing those restricted stock units, if a cash dividend is paid on the outstanding shares of common stock, Mr. Ghasemi will receive, at the time he becomes entitled to receive the shares of our common stock underlying those restricted stock units, an additional number of shares of our common stock equal to the quotient of (a) the product of the amount of the dividend paid with respect to one share of our common stock multiplied by the number of restricted stock units then held by Mr. Ghasemi (plus any number of shares of our common stock previously calculated in respect of any other cash dividend) divided by (b) the fair market value per share of our common stock at the time the dividend is paid. The number of shares of our common stock issuable is subject to adjustment in the event of a stock dividend, split, combination, recapitalization, change in control or other similar event.

        In addition, under his employment agreement, Mr. Ghasemi is entitled to a gross-up payment equal to any excise tax imposed by Section 4999 of the Internal Revenue Code on any payment in the event of a change in control of Rockwood. Such payment is structured to comply with the provisions of Section 409A of the Internal Revenue Code. Under the terms of his amended employment agreement, Mr. Ghasemi is no longer entitled to a gross-up on his auto allowance and related expenses. His employment agreement also obligates Rockwood to indemnify Mr. Ghasemi to the fullest extent permitted by law or the by-laws of Rockwood during the employment term and after the employment term while potential liability exists.

        Under the terms of Mr. Ghasemi's employment agreement, in the event that Rockwood is required to restate its financial statements due to the intentional misconduct of any of the senior executive officers of Rockwood (as determined in good faith by the board of directors), Mr. Ghasemi will be required to reimburse Rockwood the amount by which his annual cash incentive, calculated under the misstated financial statements exceeds the incentives he would have received under the restated financial statements. See "Compensation Discussions and Analysis—Other Policies—Claw-Back" section for a summary of the "claw-back" provisions related to our annual and long-term incentives.

        Mr. Ghasemi's employment agreement also provides that if his employment is terminated under certain conditions he will be entitled to receive severance payments and benefits as described below under "Potential Payments upon Termination or Change in Control—Chairman and Chief Executive Officer." Mr. Ghasemi's employment agreement also contains certain restrictive covenants relating to confidentiality, non-competition and non-solicitation.

  Agreements with Robert J. Zatta

        On November 13, 2008, we entered into a new employment agreement with Mr. Zatta, as amended as of October 28, 2010, pursuant to which he is serving as our senior vice president and chief financial officer. The following summarizes the compensation arrangements in Mr. Zatta's employment agreement:

  •
  annual base salary of $473,800 which shall be reviewed at least annually for potential increase;

  •
  annual target incentive award of 110%, subsequently increased to 115%, of base salary based upon achievement of certain performance goals established by the board of directors or the Committee and subject to further increase based upon such performance;

  •
  eligibility for participation in long-term incentive plans;

  •
  participation in Rockwood's employee benefit plans;

  •
  four weeks vacation annually; and

  •
  the option to receive use of a Rockwood automobile and reimbursement of related expenses, or an auto allowance.

        Under the terms of Mr. Zatta's employment agreement, in the event Rockwood is required to restate its financial statements due to the intentional misconduct of any of the senior executive officers of Rockwood (as determined in good faith by the board of directors), Mr. Zatta will be required to reimburse Rockwood the amount by which his annual cash incentive calculated under the misstated financial statements exceeds the annual cash incentive he would have received under the restated financial statements. See "Compensation Discussions and Analysis—Other Policies—Claw-Back" sections for a summary of the "claw-back" provisions related to our annual and long-term incentives.

        Mr. Zatta's employment constitutes "at will" employment and may be terminated at any time for any reason. Mr. Zatta will be entitled to receive severance payments and benefits resulting from his termination under certain conditions as described below under "Potential Payments upon Termination or Change in Control—Other Named Executive Officers." In addition, Mr. Zatta is entitled to a gross-up payment equal to any excise tax imposed by Section 4999 of the Internal Revenue Code on any benefit or payment due to him in the event of a change in control of Rockwood. Such payment is structured to comply with the provisions of Section 409A of the Internal Revenue Code. Under the terms of his amended agreement, Mr. Zatta is no longer entitled to a gross-up on his auto allowance and auto related expenses. The employment agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

  Agreements with Thomas J. Riordan

        On November 13, 2008, we entered into a new employment agreement with Mr. Riordan, amended as of October 28, 2010, pursuant to which he is serving as our senior vice president, law & administration. Other than Mr. Riordan's base annual salary of $412,000, the material terms under the new employment agreement are identical to those in the employment agreement with Mr. Zatta that are summarized above, including the subsequent increase in his annual target incentive award from 110% to 115%.

Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table provides information regarding outstanding equity awards of our named executive officers as of December 31, 2011:

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Seifi Ghasemi	9/24/2004	201,246	(2)				$14.61	9/24/2014
	9/24/2004	308,030	(3)				$14.61	9/24/2014
	9/24/2004	1,711	(2)				$14.61	9/24/2014
	5/16/2007	122,178	(4)				$31.73	5/16/2014
	12/14/2007	143,513	(4)				$32.39	12/14/2014
	12/12/2008	335,892	(4)				$9.18	12/12/2015
	12/11/2009	87,572	(4)	43,786	(4)		$23.79	12/11/2016
	12/11/2009								135,800	(5)	$5,346,446
	12/10/2010											30,318	(7)	$1,193,620
	12/10/2010											29,322	(8)	$1,154,407
	12/2/2011											28,505	(9)	$1,122,242
	12/2/2011											26,605	(10)	$1,047,439
Robert J. Zatta	5/16/2007	26,564	(4)				$31.73	5/16/2014
	12/14/2007	28,438	(4)				$32.39	12/14/2014
	12/12/2008	54,844	(4)				$9.18	12/12/2015
	12/11/2009	14,298	(4)	7,150	(4)		$23.79	12/11/2016
	12/11/2009								22,173	(5)	$872,951
	12/11/2009								5,576	(6)	$219,527
	12/10/2010											7,146	(7)	$281,338
	12/10/2010											6,912	(8)	$272,125
	12/2/2011											6,719	(9)	$264,527
	12/2/2011											6,271	(10)	$246,889
Thomas J. Riordan	10/15/2004	34,225	(3)				$14.61	10/15/2014
	5/16/2007	23,099	(4)				$31.73	5/16/2014
	12/14/2007	24,728	(4)				$32.39	12/14/2014
	12/12/2008	47,691	(4)				$9.18	12/12/2015
	12/11/2009	12,434	(4)	6,216	(4)		$23.79	12/11/2016
	12/11/2009								19,281	(5)	$759,093
	12/11/2009								4,849	(6)	$190,905
	12/10/2010											7,146	(7)	$281,338
	12/10/2010											6,912	(8)	$272,125
	12/2/2011											6,719	(9)	$264,527
	12/2/2011											6,271	(10)	$246,889

(1)
Based on the closing price of our common stock on the New York Stock Exchange on December 30, 2011 of $39.37 per share.

(2)
These time-based stock options vested and became exercisable by the holder in installments of 20% on each of the first five anniversaries of the grant date. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(3)
These performance-based stock options became exercisable as to 20% of the total on December 31 of each year beginning with 2004 pursuant to achievement of specified performance-based targets. Each of the annual financial targets was met and such performance-based shares are fully vested. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(4)
These time-based stock options vested and become exercisable by the holder in three equal annual installments beginning on the December 31st of the year following the grant date. These options expire on the seventh anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(5)
These performance-based restricted stock units were awarded on December 11, 2009 and each represents the right to receive one share of our common stock. The number of performance-based restricted stock units granted to Messrs. Ghasemi, Zatta and Riordan at target performance was 68,306, 11,153 and 9,698, respectively. Based upon our 2010 financial performance for the performance period, Messrs. Ghasemi, Zatta and Riordan will vest in 135,800, 22,173 and 19,281 performance-based restricted stock units, respectively, subject to continued employment through December 31, 2012.

(6)
These time-based restricted stock units each represent the right to receive one share of our common stock and were granted to Messrs. Zatta and Riordan on December 11, 2009 and, subject to continued employment, will vest on December 31, 2012.

(7)
These performance-based restricted stock units were awarded on December 10, 2010 and each represents the right to receive one share of our common stock, subject to adjustment based on vesting criteria. These awards vest based upon our TSR from January 1, 2011 through December 31, 2013 as compared to TSR for companies that comprise the Dow Jones U.S. Chemicals Index and are similar to the performance-based restricted stock units awarded in December 2011. See "Compensation Discussion and Analysis—Long-Term Equity Compensation" for further information regarding vesting.

(8)
These performance-based market stock units were awarded on December 10, 2010 and each represents the right to receive one share of our common stock, subject to adjustment based on vesting criteria. These awards vest based upon the absolute performance of our common stock from January 1, 2011 through December 31, 2013 and are similar to the performance-based restricted stock units awarded in December 2011. See "Compensation Discussion and Analysis—Long-Term Equity Compensation" for further information regarding vesting.

(9)
These performance-based restricted stock units were awarded on December 2, 2011 and each represents the right to receive one share of our common stock, subject to adjustment based on vesting criteria. See "Compensation Discussion and Analysis—Long-Term Equity Compensation—2012 Equity Compensation Program—Performance-Based Restricted Stock Units" for further information regarding vesting.

(10)
These performance-based market stock units were awarded on December 2, 2011 and each represents the right to receive one share of our common stock, subject to adjustment based on vesting criteria. See "Compensation Discussion and Analysis—Long-Term Equity Compensation—2012 Equity Compensation Program—Performance-Based Market Stock Units" for further information regarding vesting.

Option Exercises and Stock Vested in 2011

        The following table provides information concerning each stock option exercise and each unit of restricted stock that vested during the last completed fiscal year for our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Seifi Ghasemi	403,862	$12,272,080	63,850	$2,513,774
Robert J. Zatta	48,599	$1,781,477	24,876	$979,368
Thomas J. Riordan	61,605	$2,166,648	21,632	$851,652

(1)
Represents exercises of stock options with an exercise price of $14.61 and the value realized on exercise, computed based on the closing prices of our common stock on the New York Stock Exchange on applicable exercise dates.

(2)
Represents the gross number of shares vested for such named executive officer. Messrs. Ghasemi, Zatta and Riordan received 39,911, 14,622 and 14,026 shares, respectively, which represent the gross number of shares vested less shares withheld for applicable taxes.

(3)
Represents the value of the vested shares calculated based on the closing stock price of our common stock on the New York Stock Exchange on the dates all vesting criteria were met, including certification of performance by the Committee.

Pension Benefits for 2011

        We do not sponsor a defined benefit pension plan for our named executive officers.

Non-Qualified Deferred Compensation for 2011

        The following table provides information regarding contributions, earnings, withdrawals and distributions and balances for our named executive officers under our non-qualified deferred compensation plan during the fiscal year ended December 31, 2011:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance Last FYE ($)
Seifi Ghasemi	—	—	$82,827	(3)	—	$2,694,955	(5)
Robert J. Zatta	$124,041	$218,903	$27,435	(4)	—	$1,030,694	(6)
Thomas J. Riordan	$189,654	$187,154	$56,143	(4)	—	$1,959,483	(6)

(1)
Contributions of non-qualified deferred compensation in 2011 by Mr. Zatta and Mr. Riordan consisted of contributions to a supplemental savings plan. All amounts are distributed within three to six months of a termination event. All of these amounts were reported in the "Salary" column of our Summary Compensation Table. See "Compensation Discussion and Analysis—Executive Benefits and Perquisites—Retirement Plans" for a description of the non-qualified deferred compensation plan.

(2)
These amounts include Rockwood's contributions into the supplemental savings plan that would otherwise have been made to qualified plans if not for the IRS's annual compensation limits for such plans. For Mr. Zatta, this amount is $153,232 and for Mr. Riordan, this amount is $131,008. The amounts in this column also include matching contributions by Rockwood for each of Mr. Zatta and Mr. Riordan under the supplemental savings plan in the amounts of $65,671 and $56,146, respectively. All of these amounts were reported in the "All Other Compensation" column of our Summary Compensation Table.

(3)
Represents the market appreciation value of 68,452 vested restricted stock units granted to Mr. Ghasemi pursuant to his original employment agreement calculated based on the closing price of our common stock between January 3, 2011 and the closing price of our common stock on December 30, 2011 on the New York Stock Exchange multiplied by the number of securities underlying the restricted stock units. See "Compensation Discussion and Analysis—Employment and Other Agreements—Agreements with Seifi Ghasemi" section for further details.

(4)
Represents interest accruals calculated on a quarterly basis at the prime rate in effect at the beginning of each quarter on cash balances. None of these amounts were reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table as they do not constitute above-market earnings.

(5)
Represents the value of 68,452 vested restricted stock units granted to Mr. Ghasemi pursuant to his original employment agreement calculated based on the closing price of our common stock on

  December 30, 2011 on the New York Stock Exchange of $39.37 multiplied by the number of securities underlying the restricted stock units.

(6)
The accumulated balances reported as compensation in the Summary Compensation Tables of Rockwood's proxy statements for this year and prior years' amounts to $805,559 and $1,072,610 for Messrs. Zatta and Riordan, respectively.

Potential Payments upon Termination or Change in Control

  Severance Payments

        Each of our named executive officers is entitled to a severance payment in the event that he is terminated, including a termination within a certain period following a change in control. However, under the terms of the employment agreements with such named executive officers, the amounts payable to such named executive officers are not enhanced solely in the event of a change in control. Hence, there is no increase in severance payments unless such named executive officers are terminated following a change in control of Rockwood.

  General

        The employment agreements for Messrs. Ghasemi, Zatta and Riordan include in their respective definitions of "cause," an employee's willful and continued failure or refusal to perform his duties. Mr. Zatta's and Mr. Riordan's employment agreements also include any act of fraud, embezzlement or theft on their part against Rockwood, while Mr. Ghasemi's employment agreement defines "cause" to include certain other acts which harm Rockwood, including a conviction, plea of guilty or no contest to fraud or, under certain conditions, a misdemeanor as defined in each of these employment agreements. "Good reason" will generally exist if the named executive officer's (1) responsibilities or compensation has been reduced, (2) benefits have been materially reduced, (3) primary workplace has been moved beyond 35 miles from its current location or (4) the agreement is materially breached by Rockwood. Mr. Ghasemi's employment agreement also includes in its definition of "good reason" the failure of Rockwood's successor to assume Rockwood's obligations under his employment agreement.

  Change in Control Under Employment Agreements

        Our named executives officers' employment agreements generally define a change in control of Rockwood as (1) the date at which any person or entity other than Rockwood or its employee benefit plans becomes the beneficial owner of 30% or more of the combined voting power of its outstanding securities other than through a purchase of such securities directly from Rockwood through a private placement, (2) the date at which the members of Rockwood's board of directors at signing (the "Incumbent Board") no longer represent a majority of Rockwood's board of directors; provided that a member approved by a majority of the Incumbent Board will be counted as a member of the Incumbent Board, (3) a merger or consolidation of Rockwood with or into another entity, unless immediately following such transaction, 70% or more of the voting securities of the surviving entity are beneficially owned by beneficial owners of Rockwood prior to such transaction or (4) all or substantially all of the assets of Rockwood are sold or transferred and the (x) Incumbent Board does not directly control the buyer or transferee and (y) financial results of Rockwood and such buyer or transferee are not consolidated for financial reporting purposes.

  Change in Control Relating to Equity Awards

        For all stock options granted after May 2007, the vesting of such stock option award is only accelerated if the employee is terminated within two years of a change in control; thus, such awards have a double trigger. For performance-based restricted stock units granted in December 2009, vesting is accelerated upon a change in control but settles on the original vesting date, unless followed by a termination of employment in which case settlement is also accelerated. For the awards in December 2010 and 2011, the number of shares earned is calculated based upon the change in control price and i) our common stock's performance relative to companies comprising the comparison group for the performance-based restricted stock units and ii) the related stock price multiplier for performance-based market stock units. All amounts in respect of accelerated vesting for the December 2011 awards would be paid on January 1, 2015, and for the December 2010 awards would be paid on December 31, 2013 unless the named executive officer is terminated without cause or resigns for good reason on or after a change in control but before the vesting date, in which case the amount would be paid in a lump sum at such termination. For time-based restricted stock units, vesting is accelerated upon the change of control and such awards settle upon the change in control. In the event of a change in control, all restricted stock units and performance-based market stock units are converted into a cash value and paid to holders on the applicable dates.

        Our named executive officers' amended and restated management stockholders agreements and all equity awards granted prior to 2008 generally define a change in control of Rockwood as:

  (1)
  a sale of all or substantially all of the assets of Rockwood to an entity unaffiliated with KKR;

  (2)
  a sale by KKR or any of its affiliates resulting in more than 50% of the voting stock of Rockwood being held by an entity that does not include KKR or any of its affiliates; or

  (3)
  a merger, consolidation, recapitalization or reorganization of Rockwood with or into another entity unaffiliated with KKR, in each case, if and only if, as a result of any of the foregoing events, KKR loses the ability, without the approval of any unaffiliated entity, to elect a majority of the board of directors of the resulting entity.

        The agreements related to equity awards granted in or after 2008 for our named executive officers generally define a change in control of Rockwood as:

  (1)
  the date at which any person or entity other than Rockwood or its employee benefit plans becomes the beneficial owner of 30% or more of the combined voting power of its outstanding securities other than through a purchase of such securities directly from Rockwood through a private placement;

  (2)
  the date at which the Incumbent Board no longer represent a majority of the Rockwood board of directors; provided that a member approved by a majority of the Incumbent Board will be counted as a member of the Incumbent Board;

  (3)
  a merger or consolidation of Rockwood with or into another entity, unless immediately following such transaction, 50.1% or more of the voting securities of the surviving entity are beneficially owned by beneficial owners of Rockwood prior to such transaction; or

  (4)
  all or substantially all of the assets of Rockwood are sold or transferred and the (x) Incumbent Board does not directly control the buyer or transferee and (y) financial results of Rockwood and such buyer or transferee are not consolidated for financial reporting purposes.

  Chairman and Chief Executive Officer

        Under the terms of Mr. Ghasemi's employment agreement, Rockwood may terminate Mr. Ghasemi's employment at any time. Unless otherwise terminated, his employment agreement terminates automatically on the August 1st following Mr. Ghasemi's attainment of age 75, which is

August 1, 2020. The summary below sets forth the other termination provisions in his employment agreement:

  For Cause or By Mr. Ghasemi without Good Reason

        If Mr. Ghasemi's employment is terminated for cause or by him without good reason, Mr. Ghasemi will be entitled to receive the following accrued rights (the "Accrued Rights"):

  •
  accrued but unpaid base salary;

  •
  accrued but unpaid supplemental pension benefit;

  •
  earned but unpaid annual cash incentive for the year prior to the year in which the termination occurs;

  •
  accrued but unpaid vacation;

  •
  reimbursement for proper business expenses; and

  •
  employee benefits to which he is entitled.

  Without Cause or By Mr. Ghasemi With Good Reason, Including Following a Change in Control

        If Mr. Ghasemi's employment is terminated without cause by Rockwood or by him with good reason, including a termination following a change in control (as defined above) of Rockwood, Mr. Ghasemi will be entitled to receive the following:

  •
  the Accrued Rights;

  •
  a lump sum pro rata portion of any annual cash incentive for the fiscal year in which the termination occurs based upon actual performance;

  •
  an amount equal to two times the sum of (x) his annual salary and (y) the average of his annual cash incentives for the two full fiscal years prior to such termination, payable in 24 equal monthly installments (or as a lump sum in the case of a termination following a change in control);

  •
  12 monthly supplemental pension benefit payments of $53,000 following termination (or as a lump sum in the case of a termination following a change in control); and

  •
  the value attributable to vesting of certain equity awards. See "Potential Payments upon Termination or Change in Control—Change in Control Relating to Equity Awards" and the below table.

  Death, Disability or Retirement

        If Mr. Ghasemi's employment is terminated due to death, disability or retirement, he or his estate will be entitled to receive the following:

  •
  the Accrued Rights;

  •
  a lump sum pro rata portion of any annual cash incentive for the year in which the termination occurs based upon actual performance;

  •
  in the event of disability, (a) six months of salary continuation and welfare benefits and (b) if eligible, long-term disability benefits;

  •
  in the event of death, (a) $2.1 million in life insurance proceeds and (b) an additional payment of 2 1/2 times his base salary up to a maximum of £2.0 million as a result of bodily injury during business travel resulting in death; and

  •
  the value attributable to vesting of certain equity awards. See the below table.

        The following table provides summary information concerning vesting of equity awards granted to our chairman and chief executive officer and entitlement to certain other benefits upon a change in control or the termination scenarios described below assuming such hypothetical event occurred on December 31, 2011:

Name & Principal Position	Type of Compensation	Death or Disability		Retirement		Termination without Cause or Resignation for Good Reason		Change in Control		Change in Control & Termination
Seifi Ghasemi Chairman and Chief Executive Officer	Base Salary 2011 Cash Incentive Average Incentive	$0 $6,005,672 $0	(2)	$0 $6,005,672 $0	(2)	$2,200,000 $6,005,672 $14,280,141	(1) (2) (3)	$0 $0 $0		$2,200,000 $6,005,672 $14,280,141	(1) (2) (3)
	Supplemental Pension Benefit Contribution	$0		$0		$636,000	(4)	$0		$636,000	(4)
	Salary Continuation	$565,522	(5)	$0		$0		$0		$0
	Life Insurance Proceeds	$2,100,000	(6)	$0		$0		$0		$0
	Stock Options	$0	(7)	$682,186	(8)	$0	(7)	$0	(9)	$682,186	(9)
	Performance-Based Restricted Stock Units	$4,111,923	(10)	$4,111,923	(10)	$4,111,923	(10)	$7,662,308	(11)	$7,662,308	(11)
	Performance-Based Market Stock Units	$435,897	(12)	$435,897	(12)	$435,897	(12)	$2,201,846	(13)	$2,201,846	(13)
	Total	$13,219,014		$11,235,678		$27,669,633		$9,864,154		$33,668,153

*
All values are based on the closing price of our common stock on the last business day of the year ended December 31, 2011 on the New York Stock Exchange of $39.37 and in the case of options, the difference between this stock price and the option exercise price, multiplied by the number of securities underlying the applicable award. Because we cannot determine the price per share on the vesting date, we have chosen the closing price of our common stock on the last business day of the year ended December 31, 2011 on the New York Stock Exchange for purposes of this calculation.

**
Under all of such events, Mr. Ghasemi will be entitled to receive the Accrued Rights except solely in the event of a change in control.

(1)
Represents an amount equal to two times Mr. Ghasemi's 2011 base salary of $1,100,000.

(2)
Represents the pro rata portion of the cash incentive payable based upon 2011 financial performance under the Short-Term Incentive Plan.

(3)
Represents an amount equal to two times the average of the cash incentives awarded to Mr. Ghasemi for 2011 and 2010, which were $6,005,672 and $8,274,469, respectively.

(4)
Represents twelve monthly supplemental pension benefit contributions of $53,000 each.

(5)
In the event of disability, represents six months of salary continuation and welfare benefits until long-term disability benefits apply. This amount assumes Mr. Ghasemi is not eligible for any such long-term disability benefits.

(6)
Represents $2.1 million in life insurance proceeds payable in case of death. An additional payment of 2 1/2 times his base salary would be payable if death occurs during business travel up to a maximum of £2.0 million, but for purposes of this disclosure, we assumed Mr. Ghasemi's hypothetical death does not occur during business travel.

(7)
All stock option awards not yet vested would be forfeited upon such event.

(8)
Represents stock option awards that fully vest upon retirement.

(9)
Represents the acceleration of vesting of in-the-money time-based stock options under the December 2009 grant that may vest and become fully exercisable. In the case of change in control and termination, such options only become fully exercisable if the employee is terminated without cause or resigns for good reason within two years following the change in control. This amount assumes that such a termination occurred simultaneously with the change in control. However, the vesting of such stock options does not accelerate solely upon a change in control.

(10)
Represents the pro rata portion of outstanding performance-based restricted stock unit awards that would vest upon such event. For any outstanding awards for which the actual performance against the relevant target is not yet known, such pro rata portion is based upon the targeted award from the grant date through the hypothetical termination date. For a termination without cause under the December 2010 and 2011 grants, the vesting of any amount is subject to the sole discretion of the Committee. This amount assumes the Committee awarded such pro rata portion to Mr. Ghasemi. For a resignation by Mr. Ghasemi for good reason, none of the outstanding performance-based restricted stock unit awards would vest.

(11)
Represents the vesting of all outstanding performance-based restricted stock unit awards that would vest upon such event. For any outstanding awards for which the actual performance against the relevant target is not yet known, such amount is based upon the targeted award. However, under the December 2010 and 2011 grants, these performance-based restricted stock units generally become vested and converted into the right to receive a cash payment based on the sum of (x) the product of (a) the price per share paid in the Rockwood change in control transaction, (b) a stockholder return multiplier based on Rockwood's stock price performance in relation to its peers and (c) the number of securities underlying the performance-based restricted stock units and (y) interest on such amount from the closing of such change in control transaction to December 31, 2013 and December 31, 2014, respectively. In the event of a termination of employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to January 1, 2014 and January 1, 2015 respectively, the cash payment will be accelerated.

(12)
Represents the pro rata portion of outstanding performance-based market stock unit awards that would vest upon such event based upon the targeted award from the grant date through the hypothetical termination date. For a termination without cause under the December 2010 and 2011 grants, the vesting of any amount is subject to the sole discretion of the Committee. This amount assumes the Committee awarded such pro rata portion to Mr. Ghasemi. For a resignation by Mr. Ghasemi for good reason, none of the outstanding performance-based market stock unit awards would vest.

(13)
Represents the vesting of all outstanding performance-based market stock unit awards that would vest upon such event based upon the targeted award. However, under the December 2010 and 2011 grants, these performance-based market stock units generally become vested and converted into the right to receive a cash payment based on the sum of (x) the product of (a) the price per share paid in the Rockwood change in control transaction (b) a stock multiplier calculated as the quotient of (i) the change in control price, divided by (ii) the beginning stock price and (c) the number of securities underlying the performance-based market stock units and (y) interest on such amount from the closing of such change in control transaction to December 31, 2013 and December 31, 2014. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to January 1, 2014 or January 1, 2015, the cash payment will be accelerated.

  Other Named Executive Officers

        Under the terms of the employment agreements with Messrs. Zatta and Riordan (each, a "Senior Executive"), Rockwood may terminate the employment of such Senior Executive at any time. Unless otherwise terminated, the respective employment agreements for Messrs. Zatta and Riordan terminate automatically on the August 1st following each of their attainment of age 70, which is August 1, 2019 and August 1, 2020, respectively. The summary below sets forth the other termination provisions in the employment agreements for Messrs. Zatta and Riordan:

  For Cause or By Senior Executive without Good Reason

        If the Senior Executive's employment is terminated by Rockwood for cause or by him without good reason, he will be entitled to receive the following accrued rights (the "Senior Executive Accrued Rights"):

  •
  accrued but unpaid base salary; and

  •
  earned but unpaid annual cash incentive for the year prior to the year in which the termination occurs.

  Without Cause or By Senior Executive With Good Reason Prior to or Following a Change in Control

        If prior to a change in control the Senior Executive's employment is terminated by Rockwood without cause or by him with good reason, he will be entitled to receive the following:

  •
  Senior Executive Accrued Rights;

  •
  a lump sum pro rata portion of any annual cash incentive for the fiscal year in which the termination occurs;

  •
  an amount equal to Rockwood's matching and non-elective contributions to its qualified and non-qualified plans based on his most recent deferral elections and salary, respectively, at the end of the 12th month following such termination;

  •
  monthly payments over the Severance Period (as defined therein but not to exceed 24 months) equal to the sum of (x) his monthly base salary and (y) 1/12th of his average annual cash incentive over the last two full fiscal years;

  •
  healthcare benefits under COBRA for 12 months or until his COBRA eligibility ceases;

  •
  a cash payment of $50,000 in lieu of other benefits such person was entitled to while employed with Rockwood;

  •
  continued use of Rockwood automobile for 12 months;

  •
  outplacement support for up to 12 months after termination (following a Change in Control only); and

  •
  the value attributable to vesting of certain equity awards. See "Potential Payments upon Termination or Change in Control—Change in Control Relating to Equity Awards" and the below table.

  Death, Disability or Retirement

        If the Senior Executive's employment is terminated due to disability or death, he or his estate will be entitled to receive the following:

  •
  Senior Executive Accrued Rights;

  •
  a lump sum pro rata portion of any annual cash incentive for the fiscal year in which the termination occurs;

  •
  in the event of death, a payment of 2 1/2 times his base salary up to a maximum of £2.0 million as a result of bodily injury during business travel resulting in death; and

  •
  the value attributable to vesting of certain equity awards. See the below table.

        The following table provides summary information concerning vesting of equity awards granted to our named executive officers other than our chairman and chief executive officer and entitlement to certain other benefits upon a change in control or the termination scenarios described below assuming such hypothetical event occurred on December 31, 2011:

Name & Principal Position	Type of Compensation	Death or Disability		Retirement		Termination without Cause or Resignation for Good Reason		Change in Control		Change in Control & Termination
Robert J. Zatta Senior Vice President and Chief Financial Officer	Auto Allowance Severance Payment Retirement Payment Healthcare Benefits	$0 $0 $0 $0		$0 $0 $0 $0		$28,054 $4,395,236 $65,671 $17,434	(1) (2) (3) (4)	$0 $0 $0 $0		$28,054 $4,395,236 $65,671 $17,434	(1) (2) (3) (4)
	2011 Cash Incentive	$1,487,414	(5)	$1,487,414	(5)	$1,487,414	(5)	$0		$1,487,414	(5)
	Benefit Replacement Payment	$0		$0		$50,000	(6)	$0		$50,000	(6)
	Stock Options	$0	(7)	$111,397	(8)	$0	(7)	$0	(9)	$111,397	(9)
	Performance-Based Restricted Stock Units	$704,102	(10)	$704,102	(10)	$704,102	(10)	$1,418,816	(11)	$1,418,816	(11)
	Time-Based Restricted Stock Units	$150,287	(12)	$219,127	(12)	$150,287	(12)	$219,527	(13)	$219,527	(13)
	Performance-Based Market Stock Units	$102,752	(14)	$102,752	(14)	$102,752	(14)	$519,015	(15)	$519,015	(15)
	Total	$2,444,555		$2,624,792		$7,000,950		$2,157,358		$8,312,564
Thomas J. Riordan Senior Vice President, Law & Administration	Auto Allowance Severance Payment Retirement Payment	$0 $0 $0		$0 $0 $0		$29,088 $3,821,944 $56,143	(1) (2) (3)	$0 $0 $0		$29,088 $3,821,944 $56,143	(1) (2) (3)
	Healthcare Benefits	$0		$0		$24,055	(4)	$0		$24,055	(4)
	2011 Cash Incentive	$1,293,403	(5)	$1,293,403	(5)	$1,293,403	(5)	$0		$1,293,403	(5)
	Benefit Replacement Payment	$0		$0		$50,000	(6)	$0		$50,000	(6)
	Stock Options	$0	(7)	$0	(8)	$0	(7)	$0	(9)	$96,845	(9)
	Performance-Based Restricted Stock Units	$626,155	(10)	$626,155	(10)	$626,155	(10)	$1,304,958	(11)	$1,304,958	(11)
	Time-Based Restricted Stock Units	$130,693	(12)	$0	(12)	$130,693	(12)	$190,905	(13)	$190,905	(13)
	Performance-Based Market Stock Units	$102,752	(14)	$102,752	(14)	$102,752	(14)	$519,015	(15)	$519,015	(15)
	Total	$2,153,003		$2,022,310		$6,134,233		$2,014,878		$7,386,356

*
All values are based on the closing price of our common stock on the last business day of the year ended December 31, 2011 on the New York Stock Exchange of $39.37 and in the case of options, the difference between this stock price and the option exercise price, multiplied by the number of securities underlying the applicable award. Because we cannot determine the price per share on the vesting date, we have chosen the closing price of our common stock on the last business day of the year ended December 31, 2011 on the New York Stock Exchange for purposes of this calculation.

**
Under all of such events, the named executive officer will be entitled to receive the Senior Executive Accrued Rights discussed above. In the event of death, Messrs. Zatta and Riordan would also receive life insurance proceeds of $600,000 under a plan available to employees generally.

(1)
Represents auto allowance for a 12 month period.

(2)
Represents the maximum of 24 months of severance based on 2011 salary and 11 years of service to Rockwood for Mr. Zatta assuming a termination by Rockwood without cause or by Mr. Zatta for good reason, and based on 2011 salary and 23 years of service to Rockwood or its predecessor for Mr. Riordan assuming a termination by Rockwood without cause or by Mr. Riordan for good reason. Mr. Riordan is awarded credit for his employment with Laporte plc, from which certain specialty chemicals business lines were acquired in November 2000 to form Rockwood.

(3)
Represents the amount of Rockwood contributions to qualified and non-qualified plans based upon 2011 deferral elections and salary.

(4)
Assumes continuation of health care coverage for one year from the effective date of termination (or until COBRA eligibility ceases).

(5)
Represents the pro rata portion of the cash incentive payable based upon 2011 financial performance under the Short-Term Incentive Plan.

(6)
Represents a cash payment of $50,000 in lieu of other benefits such person was entitled to while employed with Rockwood.

(7)
All stock option awards not yet vested would be forfeited upon such event.

(8)
Represents stock option awards that fully vest upon retirement; however, Mr. Riordan did not qualify for retirement on such date.

(9)
Represents the acceleration of vesting of in-the-money time-based stock options under the December 2009 grant that may vest and become fully exercisable. In the case of change in control and termination, such options only becomes fully exercisable if the employee is terminated without cause or resigns for good reason within two years following the change in control. This amount assumes that such a termination occurred simultaneously with the change in control. However, the vesting of such stock options does not accelerate solely upon a change in control.

(10)
Represents the pro rata portion of outstanding performance-based restricted stock unit awards that would vest upon such event. For any outstanding awards for which the actual performance against the relevant target is not yet known, such pro rata portion is based upon the targeted award from the grant date through the hypothetical termination date. For a termination without cause under the December 2010 and 2011 grants, the vesting of any amount is subject to the sole discretion of the Committee. This amount assumes the Committee awarded such pro rata portion to such named executive officer. For a resignation by such named executive officer for good reason, none of the outstanding performance-based restricted stock unit awards would vest.

(11)
Represents the vesting of all outstanding performance-based restricted stock unit awards that would vest upon such event. For any outstanding awards for which the actual performance against the relevant target is not yet known, such amount is based upon the targeted award. However, under the December 2010 and 2011 grants, these performance-based restricted stock units generally become vested and converted into the right to receive a cash payment based on the sum of (x) the product of (a) the price per share paid in the Rockwood change in control transaction, (b) a stockholder return multiplier based on Rockwood's stock price performance in relation to its peers and (c) the number of securities underlying the performance-based restricted stock units and (y) interest on such amount from the closing of such change in control transaction to December 31, 2013 and December 31, 2013, respectively. In the event of a termination of employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to January 1, 2014 and January 1, 2015 respectively, the cash payment will be accelerated.

(12)
Represents the pro rata portion of time-based restricted stock unit awards that would vest upon such event. For termination without cause or resignation for good reason, assumes a termination without cause. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns for any reason, the employee forfeits any payout. For qualified retirements, all of the outstanding time-based restricted stock unit awards would vest in full on the vesting date.

(13)
Represents the vesting of all outstanding time-based restricted stock unit awards that would vest upon such event. These time-based restricted stock units generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the time-based restricted stock units, with such payments to be made no earlier than the original vesting date of the award. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to the original vesting date of the award, the cash payment will be accelerated to a reasonably practicable date after such termination. For change in control and termination, assumes that the employee is terminated without cause or resigns for good reason simultaneously with the change in control.

(14)
Represents the pro rata portion of outstanding performance-based market stock unit awards that would vest upon such event based upon the targeted award from the grant date through the hypothetical termination date. For a termination without cause under the December 2010 and 2011 grants, the vesting of any amount is subject to the sole discretion of the Committee. This amount assumes the Committee awarded such pro rata portion to such named executive officer. For a resignation by such named executive officer for good reason, none of the outstanding performance-based market stock unit awards would vest.

(15)
Represents the vesting of all outstanding performance-based market stock unit awards that would vest upon such event based upon the targeted award. However, under the December 2010 and 2011 grants, these performance-based market stock units generally become vested and converted into the right to receive a cash payment based on the sum of (x) the product of (a) the price per share paid in the Rockwood change in control transaction (b) a stock multiplier calculated as the quotient of (i) the change in control price, divided by (ii) the beginning stock price and (c) the number of securities underlying the performance-based market stock units and (y) interest on such amount from the closing of such change in control transaction to December 31, 2013 and December 31, 2014. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to January 1, 2014 and January 1, 2015, the cash payment will be accelerated.

        In addition, Messrs. Zatta and Riordan are entitled to outplacement support for up to 12 months from their termination by Rockwood without cause or by the executive officer for good reason within two years following a change in control.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2011 with respect to our compensation plan (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by stockholders	4,611,735	$17.75	9,581,684
Equity compensation plan not approved by stockholders	0	$0	0

(1)
Includes an aggregate of 1,146,290 shares of common stock underlying performance-based market and restricted stock units. The amount of shares included represents a targeted amount of shares to be issued upon vesting of the performance-based restricted stock units. The number of shares actually awarded at the time of vesting may range from zero to double the targeted amount based upon the achievement or failure to achieve certain targets. For a further discussion of these performance-based restricted stock units, please see the "Compensation Discussion and Analysis—Long-Term Equity Compensation."

(2)
The performance-based market and restricted stock units included in column (a) are not included in this calculation of weighted average exercise price as such units, by their nature, have no exercise price. Please see "Compensation Discussion and Analysis—Long-Term Equity Compensation" for additional information on performance-based market and restricted stock units.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table and accompanying footnotes show information as of March 1, 2012, regarding the beneficial ownership of our common stock by:

  •
  each person who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address of each person named in the table below is c/o Rockwood Holdings, Inc., 100 Overlook Center, Princeton, NJ 08540.

Name and Address of Beneficial Owner	Beneficial Ownership of Our Common Stock(1)	Percentage of Our Common Stock
T. Rowe Price Associates, Inc.(2)	8,196,350	10.6%
KKR(3)	8,106,174	10.5%
Iridian Asset Management(4)	6,702,118	8.7%
Morgan Stanley(5)	5,601,902	7.2%
The Vanguard Group, Inc.(6)	4,153,962	5.4%
Seifi Ghasemi(7)	1,754,242	2.3%
Robert J. Zatta(8)	173,293	*
Thomas J. Riordan(9)	184,089	*
Brian F. Carroll(10)	10,790	*
Nance K. Dicciani(11)	31,168	*
Sheldon R. Erikson(12)	31,640	*
Todd A. Fisher(10)	10,790	*
Douglas L. Maine(13)	43,790	*
J. Kent Masters(14)	21,668	*
All directors and executive officers of Rockwood Holdings as a group (9 persons)(15)	2,261,470	2.9%

*
Indicates ownership of less than 1%

(1)
The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
Based solely on a Schedule 13G/A filed on February 13, 2012 with the SEC by this beneficial owner with respect to shares shown as beneficially owned by T. Rowe Price Associates, Inc. ("Price Associates") as of December 31, 2011 of which it has sole voting power over 1,420,850 shares and sole dispositive power over 8,196,350 shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individuals and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the

  Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
Based solely on a Schedule 13G/A filed on February 14, 2012 with the SEC by this beneficial owner with respect to shares shown as beneficially owned by KKR, as of December 31, 2011. KKR affiliates currently beneficially own 8,106,174 shares of our common stock as follows:

•
1,072,104 shares of common stock are held by KKR Millennium Fund L.P. In addition, KKR Millennium Fund L.P. holds warrants to purchase 958,315 shares of common stock. As the sole general partner of KKR Millennium Fund L.P., KKR Associates Millennium L.P. may be deemed to be the beneficial owner of such securities held by KKR Millennium Fund L.P. As the sole general partner of KKR Associates Millennium L.P., KKR Millennium GP LLC also may be deemed to be the beneficial owner of such securities held by KKR Millennium Fund L.P.

•
5,011,109 shares of common stock are held by KKR European Fund, Limited Partnership. As the sole general partner of KKR European Fund, Limited Partnership, KKR Associates Europe, Limited Partnership may be deemed to be the beneficial owner of such shares held by KKR European Fund, Limited Partnership. As the sole general partner of KKR Associates Europe, Limited Partnership, KKR Europe Limited also may be deemed to be the beneficial owner of such shares held by KKR European Fund, Limited Partnership.

•
Each of KKR Fund Holdings L.P. (as the designated member of KKR Millennium GP LLC and the sole stockholder of KKR Europe Limited); KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.); KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole stockholder of KKR Fund Holdings GP Limited); KKR Group Limited (as the sole general partner of KKR Group Holdings L.P.); KKR & Co. L.P. (as the sole stockholder of KKR Group Limited) and KKR Management LLC (as the sole general partner of KKR & Co. L.P.) may also be deemed to be the beneficial owner of the securities held by KKR Millennium Fund L.P. and KKR European Fund, Limited Partnership.

•
825,129 shares of common stock are held by KKR Associates 1996 L.P. As the sole general partner of KKR Associates 1996 L.P., KKR 1996 GP LLC may be deemed to be the beneficial owner of such shares held by KKR Associates 1996 L.P.

•
149,806 shares of common stock are held by KKR Partners III, L.P. (Series F). As the sole general partner of KKR Partners III, L.P. (Series F), KKR III GP LLC may be deemed to be the beneficial owner of such shares held by KKR Partners III, L.P. (Series F).

•
89,711 shares of common stock are held by Aurora Investments II, LLC.

In addition, KKR affiliates may be deemed by virtue of their rights under the stockholders' agreement entered into with us and DLJMB, to share investment power with respect to the shares held by DLJMB but disclaim beneficial ownership of such shares. As the designated members of KKR Management LLC and, the managers of KKR 1996 GP LLC, KKR III GP LLC and Aurora Investments II, LLC, Henry R. Kravis and George R. Roberts may also be deemed to beneficially own the securities held by KKR Millennium Fund L.P., KKR European Fund, Limited Partnership, KKR Associates 1996 L.P., KKR Partners III, L.P. (Series F) and Aurora Investments II, LLC. Messrs. Kravis and Roberts have also been designated as managers of KKR Millennium GP LLC by KKR Fund Holdings L.P.

Each person, other than the record holder, disclaims beneficial ownership of the securities held by KKR Millennium Fund L.P., KKR European Fund, Limited Partnership, KKR Associates 1996 L.P., KKR Partners III, L.P. (Series F) and Aurora Investments II, LLC.

    An amendment to the Stockholders Agreement, dated as of July 29, 2004 by and among Rockwood Holdings, Inc. (the "Company"), KKR 1996 Fund, L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P., KKR European Fund, Limited Partnership (collectively, the "KKR Entities") and DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (collectively, the "Other Persons") and waiver (the "Amendment") was entered into on January 27, 2006 and the Stockholders Agreement was further amended on December 20, 2010. The Amendment memorializes, among other things, an acknowledgment by the KKR Entities and the Other Persons that they will not act as a "group" with respect to the securities of the Company within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The Amendments were filed as exhibits to the Company's Current Reports on Form 8-K filed on February 2, 2006 and December 20, 2010. The address for each of the foregoing is 9 West 57th Street, New York, NY 10019.

(4)
Based solely on a Schedule 13G filed on February 6, 2012 with the SEC by and on behalf of Iridian Asset Management LLC ("Iridian"), David L. Cohen ("Cohen") and Harold J. Levy ("Levy") with respect to shares shown as beneficially owned by Iridian as of December 31, 2011. Iridian is indirectly majority owned by Cohen and Levy and family trusts owned by them. The address of Iridian, Cohen and Levy is 276 Post Road West, Westport CT 06880-4704.

Messrs. Cohen and Levy disclaim beneficial ownership of the 6,702,118 shares over which Iridian has shared voting and dispositive power. Cohen has direct beneficial ownership of 4,527 shares owned by him and Levy has direct beneficial ownership of 32,232 shares owned by him.

(5)
Based solely on a Schedule 13G/A filed on February 8, 2012 with the SEC by Morgan Stanley and Morgan Stanley Investment Management, Inc. with respect to shares shown as beneficially owned by these beneficial owners as of December 31, 2011, of which they have sole voting power over 5,466,765 shares and sole dispositive power over 5,601,902 shares. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036 and the address of Morgan Stanley Investment Management, Inc. is 522 Fifth Avenue, New York, NY 10036.

(6)
Based solely on a Schedule 13G filed on February 10, 2012 with the SEC by this beneficial owner with respect to shares shown as beneficially owned by The Vanguard Group, Inc. as of December 31, 2011. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Shares of our common stock shown as beneficially owned by Mr. Ghasemi include 1,171,119 shares underlying exercisable stock options held by him, 514,671 shares and 68,452 shares underlying vested restricted stock units held by him, but excludes 43,786 shares underlying unexercisable stock options held by him and 250,549 shares underlying unvested restricted stock units (assuming no increase or decrease in the grant of restricted stock units in connection with the achievement of or failure to achieve certain performance measures) held by him.

(8)
Shares of our common stock shown as beneficially owned by Mr. Zatta include 105,990 shares underlying exercisable stock options held by him and 67,303 shares, but excludes 7,149 shares underlying unexercisable stock options held by him and 54,797 shares underlying unvested restricted stock units (assuming no increase or decrease in the grant of restricted stock units in connection with the achievement of or failure to achieve certain performance measures) held by him.

(9)
Shares of our common stock shown as beneficially owned by Mr. Riordan include 124,022 shares underlying exercisable stock options held by him and 60,067 shares, but excludes 6,216 shares underlying unexercisable stock options held by him and 51,178 shares underlying unvested restricted stock units (assuming no increase or decrease in the grant of restricted stock units in connection with the achievement of or failure to achieve certain performance measures) held by him.

(10)
Shares of common stock shown beneficially owned by Messrs. Carroll and Fisher were all awarded to each of Messrs. Carroll and Fisher for service on the board of directors. Messrs. Carroll and Fisher are executives of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. In connection with the structural reorganization of KKR & Co. L.P and its affiliates (together, as applicable, with certain of its sponsored funds in connection with the combination of the businesses of KKR & Co. L.P and certain of its affiliates and sponsored funds and KKR Private Equity Investors, L.P.) shares held directly by KKR and its affiliates and sponsored funds (other than shares held directly by each of Messrs. Carroll and Fisher) are no longer reported as being indirectly held by Messrs Carroll and Fisher, respectively. Messrs. Carroll and Fisher each disclaim beneficial ownership of any shares of common stock other than those they each hold directly.

(11)
Shares of our common stock shown as beneficially owned by Dr. Dicciani include 6,211 shares underlying exercisable stock options held by her, 13,000 shares purchased by her and 11,957 shares awarded to her for service on the board of directors.

(12)
Shares of our common stock shown as beneficially owned by Mr. Erikson include 17,850 shares purchased by him and 13,790 shares awarded to him for service on the board of directors.

(13)
Shares of our common stock shown as beneficially owned by Mr. Maine include 30,000 shares purchased by him and 13,790 shares awarded to him for service on the board of directors.

(14)
Shares of our common stock shown as beneficially owned by Mr. Masters include 7,878 shares underlying exercisable stock options held by him and 13,790 shares awarded to him for service on the board of directors.

(15)
Shares of our common stock shown as beneficially owned by the directors and executive officers as a group include 1,415,219 shares underlying exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires Rockwood's executive officers, directors, persons who own more than 10% of a registered class of the Rockwood's equity securities and certain entities associated with the foregoing to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These parties are required by SEC rules to furnish Rockwood with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

        Based solely on Rockwood's review of the copies of such forms and amendments thereto it has received, we believe that with respect to the fiscal year ended December 31, 2011, all of these parties complied with all applicable filing requirements, except that a form reporting one transaction for Mr. Fisher was filed late.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

        The board of directors has adopted a written policy for review, approval and monitoring of transactions involving the Company and "related persons," who are defined as directors and executive officers or their immediate family members, or stockholders owning five percent or more of our outstanding common stock. The policy covers any related person transaction that meets the minimum required threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering a transaction involving the Company and a related person, the corporate governance and nominating committee or the board of directors, as applicable, will consider, among other things, factors such as:

  •
  the extent of the related persons interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the terms of the transaction and the benefit to the Company;

  •
  the value of the transaction;

  •
  how the transaction may impact the judgment of the related person; and

  •
  any other factors deemed appropriate by the committee or the board of directors.

        Under the policy, the affected director or executive officer will bring the matter to the attention of the Senior Vice President, Law & Administration, who will communicate such information to the corporate governance and nominating committee, which will review the related party transaction. Under the policy, related party transactions must be approved by the corporate governance and nominating committee, although the chairperson of the corporate governance and nominating committee may approve any related party transaction that involves an amount less than $1 million. However, any related party transaction that involves an amount in excess of $5 million requires the approval of the board of directors.

Agreements with KKR and/or Management

  Senior Secured Credit Facility

        Affiliates of KKR were lenders and arrangers in connection with our senior secured credit facility, which we refinanced in February 2011 and received fees in the amount of $2.0 million for performing these services, in addition to interest on the related loans. KKR also received fees in the amount of $0.3 million for their services as arrangers in connection with the February 2012 refinance of our senior secured credit facility.

  Registration Rights Agreement

        We are a party to a registration rights agreement, dated November 20, 2000, as amended as of July 23, 2003, with certain of our stockholders, including affiliates of KKR, stockholders party to the investors' rights agreement described below and members of our management and certain other employees who are parties to the management stockholder's agreements described above. Pursuant to the registration rights agreement, if we propose to register shares of our common stock for sale under the Securities Act, the other parties to the registration rights agreement are entitled to request that we include their shares in such sale. In addition, affiliates of KKR (that own a specified number of shares of our common stock) are entitled to make requests that we effect the registration under the Securities Act of all or a portion of their shares of common stock.

  Stockholders' Agreement with Affiliates of KKR

        In connection with the acquisition of the Dynamit Nobel businesses, we entered into a stockholders' agreement, dated as of July 29, 2004, with affiliates of KKR. The stockholders' agreement was amended on January 27, 2006 and December 20, 2010. Below are certain material terms of the stockholders' agreement:

        Representation on the board of directors.    The stockholders' agreement, as amended, provides that one member of our board of directors will be our chief executive officer, who will serve as chairman.

        The amendment to the stockholders' agreement provides for among other things an acknowledgment by the affiliates of KKR that they will not act as a "group" with respect to the securities of the Company within the meaning of Rule 13d-5(b)(1) of the Exchange Act, as amended.

        Restrictions on Transfers.    Subject to compliance with certain restrictions, affiliates of KKR may transfer their shares by any means at any time.

        Drag-Along Rights.    If at any time affiliates of KKR and any other holder of shares of our common stock receive a bona fide offer from any third party to purchase at least a majority of our outstanding common stock, and such offer is accepted, then management will, if required by affiliates of KKR, transfer to such third party on the terms of the accepted offer such number of shares of common stock held by them as is proportional to the number of shares being sold by affiliates of KKR and other holders in relation to the number of shares then owned by them.

        Registration Rights.    Each stockholder party to the agreement agrees to be bound by the registration rights agreement dated November 20, 2000, as amended. Affiliates of KKR are entitled to make an unlimited number of requests that we effect the registration under the Securities Act of their shares of common stock.

  Management Services Agreement with KKR

        In connection with the Dynamit Nobel acquisition, we entered into a management services agreement, dated as of July 29, 2004, with KKR which was terminated in connection with our initial public offering. Certain provisions in the management services agreement survive such termination, including the indemnification by us of KKR.

  Warrants

        In connection with the issuance in July 2003 of redeemable convertible preferred stock which was redeemed with a portion of the net proceeds from our initial public offering, we issued to an affiliate of KKR warrants, exercisable at any time at a specified exercise price of $14.61 per share, to purchase 958,315 additional shares of our common stock. The warrants expire July 23, 2013.

  Indemnification and Insurance

        The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

        Our amended and restated certificate of incorporation and our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) and carry directors' and officers'

insurance providing indemnification for our directors, officers and employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

ANNUAL REPORT AND HOUSEHOLDING

        A copy of the Annual Report of the Company for the 2011 Fiscal Year is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        In order to reduce printing and postage costs, only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report or one Proxy Statement and you wish to receive an additional copy or copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please call (609) 514-0300 or send a written request to the Senior Vice President, Law & Administration, and Secretary of the Company, at the Company's principal executive offices at 100 Overlook Center, Princeton, New Jersey 08540.

*********************

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                      By order of the board of directors

                      Thomas J. Riordan
                      Senior Vice President, Law & Administration and Secretary

April 4, 2012
Princeton, New Jersey

0 14475 ROCKWOOD HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Seifi Ghasemi and Thomas J. Riordan, and each of them, the undersigned's true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and vote as designated on the reverse side, all the shares of common stock of Rockwood Holdings, Inc. held of record by the undersigned on March 21, 2012, at the Annual Meeting of Stockholders to be held at the offices of the Company located at 100 Overlook Center, Princeton, New Jersey 08540, on May 18, 2012 at 9:00 a.m. local time, or any adjournments or postponements thereof, as the undersigned would be entitled to vote if personally present, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby acknowledge(s) receipt of the Company's proxy statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF ROCKWOOD HOLDINGS, INC. May 18, 2012 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2012. The Notice of Meeting, proxy statement, proxy card and 2011 Annual Report to Stockholders are available at https://materials.proxyvote.com/774415 For driving directions to the 2012 Annual Meeting, please call (609) 514-0300. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the Class I directors listed below: O Nance K. Dicciani O J. Kent Masters 2. To ratify the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for its fiscal year ending December 31, 2012. This proxy is solicited on behalf of the Board of Directors of Rockwood. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" the election of the director nominees listed above and "FOR" proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED BELOW, AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230000000000000000 0 051812